UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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ENTERGY CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Entergy Corporation 639 Loyola Avenue New Orleans, LA 70113

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
New Orleans, Louisiana
March 17, 2010

To the Shareholders of ENTERGY CORPORATION:

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Date:	Friday, May 7, 2010
Time:	10:00 am
Place:	Hilton Jackson 1001 East County Line Road Jackson, Mississippi 39211

MATTERS TO BE VOTED ON:

1. Election of the director nominees identified in the proxy statement that accompanies this notice.

2. Ratification of selection of Deloitte & Touche LLP as independent registered public accountants for 2010

3. Approval of the Amended and Restated Entergy Corporation Executive Annual Incentive Plan

4. Transact such other business as may properly come before the meeting.

All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free number or over the Internet, as described in the enclosed materials. If you receive a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

Only shareholders of record as of the close of business on March 9, 2010 are entitled to receive notice of, to attend and to vote at the meeting.

Notice of Electronic Availability of Proxy Statement and Annual Report.  As permitted by Securities and Exchange Commission rules, Entergy is making this proxy statement and its annual report available to its shareholders electronically via the Internet. On March 17, 2010, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our annual report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Robert D. Sloan
Executive Vice President, General Counsel & Secretary

PROXY STATEMENT

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Entergy Corporation for our 2010 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting (“Annual Meeting”). In this proxy statement, we refer to Entergy Corporation as “Entergy,” “the Company,” “we,” “our” or “us.”

We are holding the Annual Meeting at the Hilton Jackson, 1001 East County Line Road, Jackson, Mississippi 39211, at 10:00 a.m. We intend to mail a Notice containing instructions on how to access this proxy statement and our annual report online starting on or about March 17, 2010.

INFORMATION ABOUT THE ANNUAL MEETING

What is included in these materials?

These materials include:

•	Our Proxy Statement for the Annual Meeting; and

•	Our 2010 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you request a printed version of these materials, the materials will also include the proxy card for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected this year to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send future proxy materials to you electronically by email.

If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 9, 2010 can vote their shares at the Annual Meeting. On that date, we had 189,223,615 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Do I need a ticket to attend the Annual Meeting?

No. If you are a shareholder of record, you need only present a form of personal identification to be admitted to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote. If your shares are held in an employee savings plan, you must present your employee identification badge.

What is the difference between owning shares as a shareholder of record and as a beneficial owner?

You may own common shares in one of the following ways:

•	directly in your name as the shareholder of record;

•	indirectly through a broker, bank or other holder of record in “street name;” or

•	indirectly in one of the Company’s qualified employee savings plans (“Savings Plans”).

If your shares are registered directly in your name, you are the holder of record of these shares and you have the right to give your proxy directly to us, to give your voting instructions by telephone or by the Internet, or to vote in person at the meeting. If you hold your shares in street name, your broker, bank or other holder of record is sending the Notice to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your Notice. If your shares are held in one of the Savings Plans, see “How do I vote shares held under the Savings Plan?” below.

How do I vote?

Your vote is important.  We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Tuesday, May 4, 2010 for shares held in Savings Plans and through 11:59 p.m. Eastern Time on Thursday, May 6, 2010 for all other shares. You may vote in one of the following ways:

By Telephone.  If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return your proxy card.

By Internet.  You can also vote your shares over the Internet at www.proxyvote.com. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.

By Mail.  If you received your proxy materials by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At the Annual Meeting.  If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

What if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

How do I vote shares held under the Savings Plans?

Participants in the Company’s Savings Plans will receive a full set of the proxy materials, including the proxy card, in the mail. Your proxy card will include the number of shares credited to your account under the plan as of the record date. To allow sufficient time for the trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time, on May 4, 2010. If the trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from the other participants who did vote, except as may be otherwise required by law.

Is my vote confidential?

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management, unless we must disclose them for legal reasons. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspectors of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

What are the voting requirements to elect directors and approve each of the proposals discussed in this Proxy Statement?

Quorum.  We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy. Abstentions and “broker non-votes” (see below) are counted as present and entitled to vote for purposes of determining a quorum.

Votes Required for Proposals.  To elect directors and adopt the other proposals, the following proportion of votes is required:

•	Directors. In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. A director who fails to receive a majority FOR vote will be required to tender his or her resignation to the Board of Directors for consideration. For additional information, see the “Corporate Governance — Corporate Governance Principles and Practices — Majority Voting in Director Elections.”

•	Independent Registered Public Accountants. To ratify the selection of our independent registered public accountants, we must receive the affirmative vote of a majority of the shares entitled to vote on the matter and present in person at the Annual Meeting or represented by proxy.

•	Approval of Amended and Restated Executive Annual Incentive Plan. The approval of the Amended and Restated Entergy Corporation Executive Annual Incentive Plan requires the affirmative vote of a majority of the shares entitled to vote on the matter and present in person at the Annual Meeting or represented by proxy.

A vote to ABSTAIN will, pursuant to the Company’s bylaws, not have any effect with respect to the election of directors. It will, however, have the effect of a vote AGAINST the other proposals.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you.

What happens if I do not submit voting instructions to my broker?

If a proposal is routine (see below), a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions. For purposes of our Annual Meeting, we understand that the proposal relating to the ratification of the selection of our independent registered public accountants will be treated as a routine item, but the proposals to elect directors and to approve the Amended and Restated Executive Annual Incentive Plan will not be deemed routine items.

Who will pay for the cost of the proxy solicitation?

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission. We have hired Morrow & Co. to help us distribute and solicit proxies. We will pay Morrow $13,000, plus expenses for these services.

CORPORATE GOVERNANCE

Board of Directors

As of March 17, 2010, there were 12 members of the Board of Directors:

Maureen S. Bateman	Donald C. Hintz	James R. Nichols
W. Frank Blount	J. Wayne Leonard Chairman and Chief Executive Officer	William A. Percy, II
Gary W. Edwards Presiding Director	Stuart L. Levenick	W. J. “Billy” Tauzin
Alexis M. Herman	Stewart C. Myers	Steven V. Wilkinson

The Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and Committee meetings by the Chairman and Chief Executive Officer and other officers. The Board has six standing committees: Audit, Corporate Governance, Personnel, Finance, Nuclear and Executive. The charters of the Audit, Personnel and Corporate Governance Committees are available on the Company’s Investor Relations website at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests them from the Secretary of the Company.

The Board met 15 times in 2009. Each incumbent member of the Board attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. We encourage, but do not require, our Board members to attend annual meetings of shareholders. All of our Board members, except one, attended our 2009 Annual Meeting of Shareholders.

Director Independence

A director is considered independent if the Board affirmatively determines that he or she has no material relationship with the Company and otherwise satisfies the independence requirements of the New York Stock Exchange (“NYSE”). A director is “independent” under the NYSE listing standards if the Board affirmatively determines that the director has no material relationship with us directly or as a partner, shareholder or officer of an organization that has a relationship with us. According to the independence standards established under the NYSE listing standards, a director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director or an immediate family member is a current partner of a firm that is our internal or external auditor, the director is a current employee of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on the firm’s audit, assurance or tax compliance (but not tax planning) practice, or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on our audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board of Directors has reviewed each of its non-employee members to determine compliance with the independence standards established under the NYSE listing standards and has affirmatively determined that each of our non-employee directors is independent within the meaning of the rules of the NYSE.

Board Committees

Audit Committee.  The Board has established an audit committee for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to, among other things:

•	our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our internal audit function and independent registered public accounting firm.

The Board has adopted an Audit Committee Charter, a copy of which is available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests it from the Secretary of the Company. For information about the Audit Committee’s policy regarding independent auditor service, see “Entergy Audit Committee Guidelines for Pre-Approval of Independent Auditor Services” on page 57 of this Proxy Statement.

The Audit Committee consists of four directors, each of whom the Board has determined has no material relationship with us and is otherwise independent under the rules of the NYSE. In addition, all Audit Committee members must meet the heightened standards for independence for audit committee members imposed by the SEC and the NYSE. Under those heightened standards, a director may not serve on the Audit Committee if the director (i) has received any consulting, advisory, or other compensatory fees from us (other than in his or her capacity as a director) or (ii) is our affiliate or the affiliate of any of our subsidiaries.

Each member of our Audit Committee satisfies this heightened standard. No director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise.

The members of the Audit Committee are:

Steven V. Wilkinson (Chair)	Stuart L. Levenick
Maureen S. Bateman	James R. Nichols

The Board has determined that Mr. Wilkinson, the Chair of the Audit Committee, is an audit committee financial expert, as such term is defined by the rules of the SEC. During 2009, the Audit Committee met 14 times.

Corporate Governance Committee.  The Board has established the Corporate Governance Committee, which is responsible for, among other things:

•	developing policies and practices relating to corporate governance and reviewing compliance with the Company’s Corporate Governance Guidelines;

•	recommending the director nominees for approval by the Board and the shareholders; and

•	establishing and implementing self-evaluation procedures for the Board and its committees.

The Board has adopted a Corporate Governance Committee Charter, a copy of which is available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests it from the Secretary of the Company.

The Corporate Governance Committee consists of four directors, each of whom the Board has determined has no material relationship with us and is otherwise independent under the rules of the NYSE. The members of the Corporate Governance Committee are:

Alexis M. Herman (Chair)	William A. Percy, II
Gary W. Edwards	W. J. “Billy” Tauzin

During 2009, the Corporate Governance Committee met 8 times.

Personnel Committee.  The Board has established a Personnel Committee which is responsible for, among other things:

•	developing and implementing compensation policies and programs for our executive officers, including any employment agreement with an executive officer;

•	evaluating the performance of our Chairman and Chief Executive Officer; and

•	reporting, at least annually, to the Board on succession planning, including succession planning for the Chief Executive Officer.

The Board has adopted a Personnel Committee Charter; a copy of which is available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests it from the Secretary of the Company.

The Personnel Committee consists of four directors, each of whom the Board has determined has no material relationship with us and is otherwise independent under the rules of the NYSE. The members of the Personnel Committee are:

Maureen S. Bateman (Chair)	Alexis M. Herman
Gary W. Edwards	W.J. “Billy” Tauzin

During 2009, the Personnel Committee met 7 times. In addition, the Personnel Committee met jointly with the Finance Committee once in 2009. The role of our CEO in determining or recommending the amount or form of executive compensation is discussed in “Compensation, Discussion and Analysis” on page 27 of this proxy statement.

The Personnel Committee Report is set forth on page 29 of this proxy statement, immediately following the “Compensation, Discussion & Analysis” section.

The Personnel Committee has adopted a policy delegating its equity grant authority and a policy on retention of independent compensation consultants. Each of these policies is discussed in the “Compensation Discussion & Analysis” section of this proxy statement.

Finance Committee.  The Board has established the Finance Committee, which is responsible for, among other things:

•	reviewing and making recommendations to the Board regarding our financial policies, strategies, and decisions;

•	reviewing our investing activities; and

•	reviewing and making recommendations to the Board with respect to significant investments.

The Finance Committee consists of five directors. The members of the Finance Committee are:

W. Frank Blount (Chair)	Stewart C. Myers
Donald C. Hintz	James R. Nichols
Stuart L. Levenick

During 2009, the Finance Committee met 5 times. In addition, the Finance Committee met jointly with the Personnel Committee once during 2009.

Nuclear Committee.  The Board has established the Nuclear Committee, which is responsible for, among other things:

•	providing non-management oversight and review of all the Company’s nuclear generating plants;

•	focusing on safety, operating performance, operating costs, staffing and training; and

•	consulting with management concerning internal and external nuclear-related issues.

The Nuclear Committee consists of four directors. The members of the Nuclear Committee are:

Donald C. Hintz (Chair)	William A. Percy, II
W. Frank Blount	Steven V. Wilkinson

During 2009, the Nuclear Committee met 7 times.

Executive Committee.  The Board has established the Executive Committee, which is authorized to act for the Board on matters other than those matters specifically reserved by Delaware law to the entire Board. The members of the Executive Committee are:

J. Wayne Leonard (Chair)	Gary W. Edwards
W. Frank Blount	Donald C. Hintz

During 2009, the Executive Committee did not meet.

Corporate Governance Principles and Practices

Corporate Charters and Ethics Policies.  Our Corporate Governance Guidelines, certificate of incorporation, bylaws and Board committee charters form the framework of our corporate governance. In addition, we have adopted a Code of Business Conduct and Ethics for the members of our Board of Directors, a Code of Business Conduct and Ethics for our employees and a Code of Entegrity, which sets forth the ethical responsibilities of our employees, officers and representatives.

Our Corporate Governance Guidelines, the charters of our Audit, Personnel and Corporate Governance Committees, and our ethics guidelines, including any amendments, are available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests it from the Secretary of the Company.

Board Independence.  Our Corporate Governance Guidelines state that the Board of Directors should be comprised of a substantial majority of non-employee directors and a majority of independent directors. Under our Corporate Governance Guidelines, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the Board of Directors applies the independence tests specified in the rules of the NYSE. For additional information, see “Corporate Governance — Director Independence.”

Executive Meetings of the Board of Directors.  The non-employee directors meet in executive session (separate from management) at least four times a year. In addition, if non-employee directors include directors who are not independent, the independent directors meet in executive session at least once a year. The non-employee directors met in executive session 6 times in 2009.

Board Leadership Structure and Risk Oversight

Our company is led by J. Wayne Leonard, who has served as chief executive officer and chairman of the Board since August 2006. Our board is comprised of Mr. Leonard and 11 independent directors. Our corporate governance guidelines require that when the roles of Chairman of the Board and the Chief Executive Officer are combined, the Board of Directors appoints from among its independent members a Presiding Director. The Presiding Director is recommended by the Corporate Governance Committee and appointed by a majority of the independent members of the Board of Directors. The Presiding Director, subject to his or her annual election to the Board of Directors, serves for a term of three years. The Company’s Presiding Director currently is Gary W. Edwards.

Under our Corporate Governance Guidelines, the Presiding Director has the following responsibilities:

•	Presides at executive sessions of independent directors and all meetings of the Board at which the Chairman of the Board and Chief Executive Officer is not present;

•	Serves as liaison with Chairman of the Board and Chief Executive Officer when requested by the independent directors;

•	Reviews and advises on Board meeting agendas (and consults with the Chairman of the Board and Chief Executive Officer on the preparation of agendas);

•	May call meetings of the independent directors;

•	Provides feedback from the Board to the Chairman of the Board and the Chief Executive Officer following each executive session of independent directors and, together with the Chair of the Personnel Committee, provides the Chairman of the Board and Chief Executive Officer with an annual performance review; and

•	Such additional responsibilities as the Board of Directors may assign, and the Presiding Director may accept.

The Board has six standing committees — audit, corporate governance, executive, finance, nuclear and personnel. Each of the committees is comprised solely of independent directors with each of the six committees having a separate chair.

We believe that having a combined chairman/CEO, independent chairs for each of our board committees and an independent presiding director provides the right form of leadership for our company. This leadership structure is commonly utilized by other public companies and we believe that it has been an effective structure for us because it facilitates swift and effective decision making and helps to assure that the Company speaks with one voice, while at the same time encouraging open and constructive dialogue among Board members.

We believe that the Board of Directors provides effective oversight of the risks we face and our risk assessment and risk management processes. In accordance with NYSE requirements, our Audit Committee has the primary responsibility for overseeing risk management. To assist the Audit Committee in discharging its oversight responsibility, management provides the committee with regular reports on environmental compliance, corporate compliance, significant legal matters, the Company’s insurance programs, and market and credit risk. Our standing Board committees also regularly consider risks arising within their respective functional areas of responsibility, with broad operational risks reviewed by the full Board. Thus, under their respective committee charters, the Finance Committee evaluates risks associated with strategic decisions and major transactions; the Audit Committee reviews risks relating to the financial reporting process and the Company’s internal controls; the Corporate Governance Committee considers risks relating to the Company’s corporate governance and legislative and regulatory policy; the Personnel Committee considers risks relating to compensation, safety, employee matters and succession planning; and the Nuclear Committee considers risks relating to safety and other matters unique to our nuclear fleet. Each of these committees receives regular reports from management which assist it in its oversight of risk in its respective area of responsibility.

Board Evaluation Process.  The Board conducts a self-evaluation process at least annually to determine whether it and its committees are functioning effectively.

Mandatory Resignation upon Change in Professional Circumstances.  Under our Corporate Governance Guidelines, non-employee directors should submit their resignations when either their employment or the major responsibilities they held when they joined the Board changes. Based on the recommendation of the Corporate Governance Committee, the Board reviews the appropriateness of the director’s nomination for re-election to the Board under these circumstances.

Mandatory Director Retirement and Term Limits.  Under our Corporate Governance Guidelines, a person may not be nominated for election or re-election to the Board if he or she has reached the age of 72 on or before January 1 of the year in which such person would be elected or re-elected, unless specifically recommended to serve beyond the age of 72 by the Corporate Governance Committee and approved by the Board of Directors. The Company does not have term limits for its directors. Instead, our Board addresses the suitability for continued service as a director upon the expiration of each director’s term.

Succession Planning for the Chief Executive Officer.  The Personnel Committee reports on at least an annual basis to the Board on succession planning. Our succession planning is intended to include appropriate contingencies for the unexpected retirement or incapacity of the Chief Executive Officer.

Director Orientation and Continuing Education.  The Corporate Governance Committee specifies the desired components of new director orientation and makes periodic recommendations concerning the continuing education of all Board members.

Director Stock Ownership Guidelines.  The Board of Directors believes that the alignment of directors’ interests with those of shareholders is strengthened when Board members are also shareholders. The Board of Directors therefore requires that all non-employee directors, within three years of being first elected, own shares or units of Entergy common stock having a market value of at least four times their annual cash retainer. A review of non-employee director stock ownership was conducted at the December 2009 Corporate Governance Committee meeting. The Committee determined that all of our non-employee directors satisfied these guidelines, as all non-employee directors who had been members of the Board for a least three years held the requisite number of shares or units.

Executive Officer Stock Retention Policy.  The Personnel Committee has adopted stock retention guidelines applicable to the Company’s executive officers. Our guidelines require an executive officer to achieve and maintain a level of stock ownership equal to a specified multiple of his or her salary. Until an executive officer achieves the required level of stock ownership, the executive officer is required upon the exercise of any stock option granted on or after January 1, 2003, to retain at least 75 percent of the after tax net profit in Entergy common stock.

Majority Voting in Director Elections.  Our Bylaws require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Review of Transactions with Related Persons.

Our Board of Directors has adopted written policies and procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which any director or executive officer of the Company, any nominee for director, or any immediate family member of the foregoing has or will have a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Party Transactions”). Under these policies and procedures, the Corporate Governance Committee, or a subcommittee of the Board of Directors comprised of independent directors, reviews the transaction and either approves or rejects the transaction after taking into account the following factors:

•	Whether the proposed transaction is on terms that are at least as favorable to the Company as those achievable with an unaffiliated third party;

•	Size of the transaction and amount of consideration;

•	Nature of the interest;

•	Whether the transaction involves a conflict of interest;

•	Whether the transaction involves services available from unaffiliated third parties; and

•	Any other factors that the Corporate Governance Committee or subcommittee deems relevant.

The policy does not apply to (a) compensation and Related Party Transactions involving a director or an executive officer solely resulting from that person’s service as a director or employment with the Company so long as the compensation is reported in the Company’s filings with the SEC, (b) transactions involving the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority or (c) any other categories of transactions currently or in the future excluded from the reporting requirements of Item 404(a) of Regulation S-K.

TRANSACTIONS WITH RELATED PERSONS

Since December 31, 2008, neither the Company nor any of its affiliates has participated in any Related Party Transaction.

COMMUNICATION WITH THE BOARD OF DIRECTORS

We believe that communication between the Board of Directors and its shareholders and other interested parties is an important part of the corporate governance process. The independent members of the Board of Directors of the Company have adopted the following communication policy:

Shareholders and other interested parties may communicate with the Board or individual directors, including non-management directors, by writing to them in care of the Presiding Director at the address set forth below:

c/o Presiding Director Entergy Corporation
639 Loyola Avenue
P.O. Box 61000
New Orleans, LA 70161
E-mail: etrbod@entergy.com

The following types of communications will not be forwarded to the directors:

•	Spam

•	Junk mail and mass mailings;

•	Service complaints;

•	Service inquiries;

•	New service suggestions;

•	Resumes and other forms of job inquiries;

•	Surveys;

•	Business solicitations and advertisements; or

•	Requests for donations and sponsorships.

Except as provided above, the Corporate Secretary forwards communications sent in accordance with the above instructions to the Board or to any individual director(s) to whom the communication is directed unless the communication is threatening, illegal or similarly inappropriate. The Corporate Secretary periodically advises the Presiding Director of significant communications received from shareholders and other interested parties.

NOMINATION OF DIRECTORS

The Corporate Governance Committee has not established any specific, minimum qualifications that must be met by director candidates or identified any specific qualities or skills that it believes our directors must possess. The Committee’s policy regarding consideration of potential director nominees acknowledges that choosing a Board member involves a number of objective and subjective assessments, many of which are difficult to quantify or categorize. The Committee seeks to nominate candidates with superior credentials, sound business judgment, and the highest ethical character. The Committee also will take into account the candidate’s relevant experience with businesses or other organizations of comparable size to the Company and seeks to identify candidates whose experience will add to the collective experience of the Board. The Committee believes the Board should reflect a diversity of backgrounds and experiences in various areas, including age, gender, race, geography and specialized experience, and candidates are assessed to determine the extent to which they would contribute to that diversity. The Committee also seeks to confirm that candidates are not disqualified from serving on the Board under applicable legal or regulatory requirements and evaluates candidates’ independence, as that term is defined under applicable legal and regulatory requirements. The Committee annually evaluates the effectiveness of its policy and procedures for the evaluation of director candidates.

The Corporate Governance Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources. Stewart C. Myers was elected to the Board in 2009 to fill an existing vacancy. To fill this vacancy, the Corporate Governance Committee established a process to identify and evaluate director candidates suggested by members of the Board. Mr. Myers was considered by the Committee at the suggestion of Wayne Leonard, our Chief Executive Officer. The Committee reviewed Mr. Myers’ background and experience and interviewed Mr. Myers and, at the conclusion of this process, the Committee recommended that Mr. Myers be elected to the Board.

The Corporate Governance Committee will consider director candidates recommended by our shareholders. Shareholders wishing to recommend a candidate to the Corporate Governance Committee should do so by submitting the recommendation in writing to our Secretary at 639 Loyola Avenue, P.O. Box 61000, New Orleans, LA 70161, and they will be forwarded to the Corporate Governance Committee members for their consideration.

Any recommendation should include:

•	the number of shares of the Company held by the shareholder;

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the Proxy Statement.

Once the Corporate Governance Committee receives the recommendation, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. The Corporate Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any persons owning more than ten percent of Entergy’s common stock, to file with the SEC and NYSE initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Entergy. We prepare and file these reports on behalf of our directors and executive officers. Based solely on a review of these forms filed with the SEC and written representations from the reporting persons that no Form 5 was required, the Company believes all reports were timely filed.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we discuss and analyze the salaries and other compensation elements paid in 2009 to our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers (collectively, the “Named Executive Officers”). Compensation data for each Named Executive Officer appear in the summary compensation and other tables appearing immediately after this section. This discussion and analysis of Named Executive Officers compensation policies and practices is also generally applicable to our broader group of executive officers as discussed in this section.

Executive Summary

We have designed the compensation program for our Named Executive Officers to attract, retain, motivate and reward executives who can contribute to our long-term success and thereby build value for our shareholders.

Our executive compensation package is comprised of a combination of short-term and long-term compensation elements. Short-term compensation includes base pay and annual cash bonus awards. Long-term compensation includes stock options and performance units.

Our executive compensation program is approved by our Personnel Committee, which is comprised entirely of independent board members.

The following table summarizes the principal factors that we take into account in deciding the amount of each compensation element we pay or award to our executives:

Key Compensation Components
(where reported in summary
compensation table)	Factors

Base Salary	—	Company, business unit and individual performance
(salary, column c)	—	Market data
	—	Internal pay equity
	—	The Committee’s assessment of other elements of compensation

Non-Equity Incentive Plan Compensation (Cash Bonus)	—	Compensation practices at our peer group companies and the general market for companies our size
(non-equity plan compensation, column g)	—	Desire to ensure that a substantial portion of total compensation is performance-based
	—	The Committee’s assessment of other elements of compensation
	—	Company and individual performance

Performance Units (stock awards, column e)	—	Compensation practices at our peer group companies and in broader group of utility companies
	—	Target long-term compensation values in the market for similar jobs
	—	The desire to ensure that a substantial portion of total compensation is performance-based
	—	The Committee’s assessment of other elements of compensation

Stock Options	—	Individual performance
(options, column f)	—	Prevailing market practice
	—	Targeted long-term value created by the use of stock options
	—	Potential dilutive effect of stock option grants
	—	The Committee’s assessment of other elements of compensation

We make compensation decisions for each executive officer after taking into account all elements of the officer’s compensation. In making compensation decisions, we apply the same compensation policies to all of our executive officers; however, the application of these policies results in different compensation amounts to individual executive officers because of: (i) differences in roles and responsibilities; (ii) differences in market-based compensation levels for specific officer positions; (iii) our assessment of individual performance; and (iv) variations in business unit performance.

Objectives of our Executive Compensation Program

•	The greatest part of the compensation of our Named Executive Officers should be in the form of “at risk” performance-based compensation.

We have designed our compensation programs to ensure that a significant percentage of the total compensation of our Named Executive Officers is contingent on achievement of performance goals that drive total shareholder return and result in increases in our common stock price. For example, each of our annual cash incentive and our long-term performance unit programs is designed to pay out if we achieve pre-established performance goals. Assuming achievement of these performance goals at target level, approximately 80% of the annual target total compensation (excluding non-qualified supplemental retirement income) of our Chief Executive Officer is represented by performance-based compensation and the remaining 20% is represented by base salary. For the other Named Executive Officers, assuming achievement of performance goals at the target levels, approximately 65% of their annual target total compensation (excluding non-qualified supplemental retirement income) is represented by performance-based compensation and the remaining 35% by base salary. Our Chief Executive Officer’s total compensation is at greater risk than our other Named Executive Officers, reflecting market practice and acknowledging the leadership role of the Chief Executive Officer in setting company policy and strategies.

•	A substantial portion of our Named Executive Officers’ compensation should be delivered in the form of equity awards.

To align the economic interests of our Named Executive Officers with our shareholders, we believe that a substantial portion of their total compensation should be in the form of equity-based awards. Awards are typically granted in the form of stock options with a three-year vesting schedule and performance units with a three-year performance cycle. Stock options are generally subject only to time-based vesting. Performance units pay out only if we achieve specified performance targets. The amount of payout depends on the level of performance achieved.

•	Our compensation programs should enable us to attract, retain and motivate executive talent by offering compensation packages that are competitive but fair.

It is in our shareholders’ best interests that we attract and retain talented executives by offering compensation packages that are competitive but fair. Our Personnel Committee has sought to develop compensation programs that deliver total target compensation in aggregate at approximately the 50th percentile of the market.

Our Starting Point

To develop a competitive compensation program, the Personnel Committee on an annual basis reviews base salary and other compensation data from two sources:

•	Survey Data: The Committee uses published and private compensation survey data to develop marketplace compensation levels for our executive officers. The data, which is compiled by the Committee’s independent compensation consultant, compares the current compensation levels received by each of our executive officers against the compensation levels received by executives holding similar positions at companies with corporate revenues consistent with our revenues. For non-industry specific positions such as a chief financial officer, the Committee reviews general industry data. For management positions that are industry-specific such as Group President, Utility Operations, the Committee reviews data from energy services companies. The survey data reviewed by the Committee covers approximately 300 public and private companies in general industry and approximately 70 public and private companies in the energy services sector. In evaluating compensation levels against the survey data, the Committee considers only the aggregated survey data. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process and, thus, is not considered material by the Committee.

The Committee uses the survey data to develop compensation programs that deliver total target compensation at approximately the 50th percentile of the surveyed companies. This survey data is the primary source used for targeting compensation. For this purpose, the Committee reviews the results of the survey data (organized in tabular format) comparing each Named Executive Officer’s compensation relative to the 25th, 50th (or median) and 75th percentile of the surveyed companies. The Committee considers its objectives to have been met if our Chief Executive Officer and the executive officers who constitute what we refer to as our Office of the Chief Executive, considered as a group (9 officers, including all of the Named Executive Officers) have a target compensation package that falls within the range of 90 — 110 percent of the 50th percentile of the surveyed companies in the survey data. In 2009, the target compensation of all Named Executive Officers fell within this range. Actual compensation received by an individual officer may be above or below the 50th percentile based on an individual officer’s skills, performance and responsibilities.

•	Proxy Analysis: Although the survey data described above is the primary data source used in determining compensation, the Committee reviews data derived from proxy statements as an additional point of analysis. The proxy data is used to compare the compensation levels of our Named Executive Officers against the compensation levels of the corresponding top 5 highest paid executive officers from 18 of the companies included in the Philadelphia Utility Index. This analysis is used by the Committee to evaluate the reasonableness of the Company’s compensation program. The proxy market data compare our executive officers to other proxy officers based on pay rank without regard to roles and responsibilities. These companies are:

•	AES Corporation

•	Ameren Corporation

•	American Electric Power Co. Inc.

•	CenterPoint Energy Inc.

•	Consolidated Edison Inc.

•	Dominion Resources Inc.

•	DTE Energy Company

•	Duke Energy Corporation

•	Edison International

•	Exelon Corporation

•	FirstEnergy Corporation

•	FPL Group Inc.

•	Northeast Utilities

•	PG&E Corporation

•	Progress Energy, Inc.

•	Public Service Enterprise Group, Inc.

•	Southern Company

•	XCEL Energy

Elements of the Compensation Program

The major components of our executive compensation program are presented below:

Short-Term Compensation

•	Base Salary

Base Salary.  The Personnel Committee analyzes pay data and determines the base salaries for all of our Named Executive Officers. Base salary is a component of our Named Executive Officers’ compensation package because the Committee believes it is appropriate that some portion of the compensation that is provided to these officers be provided in a form that is a fixed cash amount. Also, base salary remains the most common form of payment throughout all industries. Its use ensures a competitive compensation package to our Named Executive Officers.

The Committee determines whether to award Named Executive Officers annual merit increases in base salary based on the following factors:

•	Company, business unit and individual performance during the prior year;

•	Market data;

•	Internal pay equity; and

•	The Committee’s assessment of other elements of compensation provided to the Named Executive Officer.

The corporate and business unit goals and objectives vary by individual officers and include, among other things, corporate and business unit financial performance, capital expenditures, cost containment, safety, reliability, customer service, business development and regulatory matters.

Our use of “internal pay equity” in setting merit increases is limited to determining whether a change in an executive officer’s role and responsibilities relative to other executive officers requires an adjustment in the officer’s salary. The Committee has not established any predetermined formula against which the base salary of one Named Executive Officer is measured against another officer or employee.

In January 2009, in light of economic conditions and the projected slow growth in executive officer salaries in 2009 based on our review of general industry surveys prepared by various human resource consulting firms, the Personnel Committee decided not to increase the 2009 base salaries of the executive officers who constitute the Office of the Chief Executive. The 2009 base salaries for our Named Executive Officers were:

Named Executive Officer	2009 Base Salary

J. Wayne Leonard	$1,291,500
Leo P. Denault	$630,000
Mark T. Savoff	$549,000
Richard J. Smith	$645,000
Gary J. Taylor	$570,000

•	Non-Equity Incentive Plans (Cash Bonus)

We include performance-based incentives in the Named Executive Officers’ compensation packages because it encourages our Named Executive Officers to pursue objectives consistent with the overall goals and strategic direction that the Board has set for our Company. Annual incentive plans are commonly used by companies in a variety of industry sectors to compensate their executive officers.

Our Named Executive Officers participate in a performance-based cash bonus plan known as the Executive Annual Incentive Plan or Annual Incentive Plan. The plan operates on a calendar year basis. We use a performance metric known as the Entergy Achievement Multiplier to determine the payouts for each particular calendar year. The Entergy Achievement Multiplier is used to determine the percentage of target annual plan awards that will be paid each year to each Named Executive Officer. In December 2008, the Personnel Committee selected the performance measures for the Entergy Achievement Multiplier to be based in equal part on earnings per share and operating cash flow for 2009 awards. The Committee selected these performance measures because:

•	earnings per share and operating cash flow have both a correlative and causal relationship to shareholder value performance;

•	earnings per share and operating cash flow targets are aligned with externally-communicated goals; and

•	earnings per share and operating cash flow results are readily available in earning releases and SEC filings.

In addition, these measures are commonly used by other companies, including the industry peer group companies, as components of their incentive programs. For example, approximately 56 percent of the industry peer group companies use earnings per share as an incentive measure and 22 percent use some type of cash flow measure. The Personnel Committee evaluates and sets the performance measures used for the Annual Incentive Plan on an annual basis.

The Committee sets minimum and maximum achievement levels under the Annual Incentive Plan. Payouts for performance between minimum and target achievement levels and between target and maximum levels are calculated using straight line interpolation. In general, the Committee seeks to establish target achievement levels such that the relative difficulty of achieving the target level is consistent from year to year. Over the five years ending with 2009, the average Entergy Achievement Multiplier was 128% of target.

In December 2008, the Committee set the 2009 target award for incentives to be paid in 2010 under the Annual Incentive Plan for our Chief Executive Officer at 120% of his base salary and the target awards for each other Named Executive Officer at 70% of their respective base salaries. In setting these target awards, the Personnel Committee considered several factors, including:

•	Analysis provided by the Committee’s independent compensation consultant as to compensation practices at the industry peer group companies and the general market for companies our size;

•	Competitiveness of the Company’s compensation plans and their ability to attract and retain top executive talent;

•	The individual performance of each Named Executive Officer;

•	Target bonus levels in the market for comparable positions;

•	The desire to ensure that a substantial portion of total compensation is performance-based;

•	The relative importance, in any given year, of the short-term performance goals established pursuant to the Annual Incentive Plan; and

•	The Committee’s assessment of other elements of compensation provided to the Named Executive Officer.

The Committee established a higher target percentage for Mr. Leonard compared to the other Named Executive Officers to reflect the following factors:

•	Mr. Leonard’s leadership and contributions to the Company’s success as measured by, among other things, the overall performance of the Company.

•	Market practices that compensate chief executive officers at greater potential compensation levels with more “pay at risk” than other named executive officers.

•	The Personnel Committee’s assessment of Mr. Leonard’s strong performance based on the Board’s annual performance evaluation, in which the Board reviews and assesses Mr. Leonard’s performance based on: leadership, strategic planning, financial results, succession planning, communications with all of our stakeholders, external relations with the communities and industries in which we operate and his relationship with the Board.

The Committee based its decision on the target award of the Named Executive Officers (other than the Chief Executive Officer) on the recommendation of the Chief Executive Officer, including his assessment of each officer’s performance. For additional information regarding the role of the Chief Executive Officer in compensation decisions, see “Compensation Program Administration— Role of Chief Executive Officer.”

In January 2009, the Committee determined the Entergy Achievement Multiplier targets to be used for purposes of determining annual bonuses for 2009. The targets established to measure management performance against as reported results, excluding the impact of activities associated with the planned separation of our non-utility nuclear business (the “Spin Transaction”), were:

	Minimum	Target	Maximum

Earnings Per Share ($)	6.30	7.00	7.70
Operating Cash Flow ($ billion)	2.52	2.88	3.24

After reviewing earnings per share and operating cash flow results against the performance objectives in the above table and, in accordance with the terms of the Annual Incentive Plan, adjusting for non-recurring charges for impairments to the nuclear decommissioning trust, in January 2010, the Personnel Committee certified the 2009 Entergy Achievement Multiplier at 115% of target.

Under the terms of the Management Effectiveness Program, the Entergy Achievement Multiplier is automatically increased by 25 percent for the members of the Office of the Chief Executive, subject to the Personnel Committee’s discretion to adjust the automatic multiplier downward or eliminate it altogether. In accordance with Section 162(m) of the Internal Revenue Code, the multiplier, which we refer to as the Management Effectiveness Factor, is intended to provide the Committee, through the exercise of negative discretion, a mechanism to take into consideration specific achievement factors relating to the overall performance of the Company. In January 2010, the Committee exercised its negative discretion to eliminate the Management Effectiveness Factor with respect to the 2009 incentive awards reflecting the Personnel Committee’s determination that the Entergy Achievement Multiplier, in and of itself without the Management Effectiveness Factor, was consistent with the performance levels achieved by the Company’s management.

The following table shows the Annual Incentive Plan payments as a percentage of base salary for 2009 based on an Entergy Achievement Multiplier of 115% as well as the incentive awards for each Named Executive Officer:

Named Executive Officer	Target	Percentage Base Salary	2009 Annual Incentive Award

J. Wayne Leonard	120%	138%	$1,782,270
Leo P. Denault	70%	81%	$507,150
Mark T. Savoff	70%	81%	$441,945
Richard J. Smith	70%	81%	$519,225
Gary J. Taylor	70%	81%	$458,850

Nuclear Retention Plan

Some of Entergy’s executive officers, including Mr. Taylor, participate in a special retention plan for officers and other leaders with special expertise in the nuclear industry. The Committee authorized the Plan to attract and retain management talent in the nuclear power field, a field that requires unique technical and other expertise that is in great demand in the utility industry. For individuals who commenced participation prior to January 1, 2007, such as Mr. Taylor, the Plan provides for bonuses to be paid over a four-year employment period. For example, an employee who commenced participation on January 1, 2005, subject to his or her continued employment with a participating company, and in accordance with the terms and conditions of the Plan, was eligible to receive three cash bonus payments (January 2007, 2008 and 2009) with each payment equal to an amount from 15% to 25% of the employee’s base salary as of January 1, 2005. In the case of Mr. Taylor, the cash bonus was fixed at 25% of his base salary and Mr. Taylor received in January 2009 (for calendar year 2008) a cash bonus equal to 25% of his January 1, 2005 base salary.

Effective January 1, 2009 and consistent with the terms of the Plan, Mr. Taylor’s participation in the Plan was renewed to reinforce the value we place on him as a member of our senior management team, to recognize his superior experience in the nuclear industry and to keep his pay competitive. Mr. Taylor’s continued participation in the Plan covers a three-year period that began on January 1, 2009. In January 2010, 2011 and 2012, in accordance with the terms and conditions of the Plan, Mr. Taylor will receive a cash bonus equal to 30 percent of his base salary as of January 1, 2009. Mr. Taylor’s participation in the Plan (with respect to the period covered and percentage of base salary paid) is consistent with the level of participation of other senior executive officers who participate in the Plan.

Long-Term Compensation

Our long-term incentive programs are intended to reward the Named Executive Officers for achievement of shareholder value creation over the long-term. In our long-term incentive programs, we primarily use a mix of performance units and stock options in order to accomplish different objectives. Performance units reward the Named Executive Officers on the basis of total shareholder return, which is a measure of stock appreciation and dividend payments relative to the industry peer group companies. Stock options provide a direct incentive for increasing the price of our common stock. In addition, we occasionally award restricted units for retention purposes or to offset forfeited compensation in order to attract officers and managers from other companies.

Each of the performance units, stock options and restricted units granted to our Named Executive Officers in 2009 were awarded under our 2007 Equity Ownership and Long Term Cash Incentive Plan, which we refer to as the 2007 Equity Ownership Plan.

•	Performance Unit Program

We issue performance unit awards to our Named Executive Officers under our Performance Unit Program. Each Performance Unit equals the cash value of one share of our common stock at the end of the three-year performance cycle. Each unit also earns the cash equivalent of the dividends paid during the performance cycle. The Performance Unit Program is structured to reward Named Executive Officers only if performance goals set by the Personnel Committee are met. The Personnel Committee has no discretion to make awards if minimum performance goals are not achieved. The Performance Unit Program provides a minimum, target and maximum achievement level. We measure performance by assessing Entergy’s total shareholder return relative to the total shareholder return of industry peer group companies. The Personnel Committee chose total shareholder return as a measure of performance because it assesses the Company’s creation of shareholder value relative to other electric utilities over the performance cycle. Minimum, target and maximum performance levels are determined by reference to the quartile ranking of Entergy’s total shareholder return against the total shareholder return of industry peer group companies.

For the 2010-2012 performance cycle, the Personnel Committee identified the Philadelphia Utility Index as the industry peer group for total shareholder return performance because the companies represented in this index more closely approximate us in terms of size and scale. The companies included in the Philadelphia Utility Index are provided on page 15.

Subject to achievement of the Performance Unit Program performance levels, the Personnel Committee established the following target amounts for the 2010 — 2012 performance cycle: 22,300 performance units for our Chief Executive Officer and 5,300 performance units for each of the other Named Executive Officers. The range of payouts under the program is shown below.

Quartiles:	4	3	2	1
Performance Levels:	Zero	Minimum	Target	Maximum
Total Shareholder Return Ranges:	Below 25th percentile	25th to 50th percentiles	50th to 75th percentiles	75th percentile and above
Payouts:	No Payout	Interpolate between Minimum and Target (10% to 100% of Target)	Interpolate between Target and Maximum (100% to 250% of Target)	Maximum Payout (250% of Target)

The Personnel Committee sets payout opportunities for the Performance Unit Program each performance cycle. In determining payout opportunities, the Committee considers several factors, including:

•	The advice of the Committee’s independent compensation consultant regarding compensation practices at the industry peer group companies;

•	Competitiveness of the Company’s compensation plans and their ability to attract and retain top executive talent;

•	Target long-term compensation values in the market for similar jobs;

•	The desire to ensure, as described above, that a substantial portion of total compensation is performance-based;

•	The relative importance, in any given year, of the long-term performance goals established pursuant to the Performance Unit Program; and

•	The Committee’s assessment of other elements of compensation provided to the Named Executive Officer.

For the 2007-2009 performance cycle, the target amounts established in January 2007 for the Chief Executive Officer were 23,800 performance units and for the other Named Executive Officers, the target amounts established were 4,500 performance units. Participants could earn performance units consistent with the range of payouts as described above for the 2010-2012 performance cycle. The Committee established a higher target amount for Mr. Leonard compared to the other Named Executive Officers based on the following factors:

•	Mr. Leonard’s leadership and contributions to the Company’s success as measured by, among other things, the overall performance of the Company.

•	Market practices that compensate chief executive officers at greater potential compensation levels with more “pay at risk” than other named executive officers.

In January 2010, the Committee assessed the Company’s total shareholder return for the 2007-2009 performance period and determined the actual number of performance units to be paid to Performance Unit Program participants for the 2007-2009 performance cycle. Performance was measured in a manner similar to that described above for the 2010-2012 cycle, on the basis of relative total shareholder return.

For purposes of determining the Company’s relative performance for the 2007-2009 performance cycle, the Committee used the Philadelphia Utility Index as our peer group. Based on market data and the recommendation of management, the Committee compared the Company’s total shareholder return against the total shareholder return of the companies that comprised the Philadelphia Utility Index.

Based on a comparison of the Company’s performance relative to the Philadelphia Utility Index as described above, the Committee concluded that the Company’s performance, for the 2007-2009 performance cycle, ranked in the third quartile. This resulted in a payment of 57% of target. Each performance unit was then automatically converted into cash at the rate of $81.84 per unit, the closing price of our common stock on the last trading day of the performance cycle (December 31, 2009), plus dividend equivalents accrued over the three-year performance cycle. See the 2009 Stock Option Exercises and Stock Vested table for the amount paid to each of the Named Executive Officers for the 2007-2009 performance cycle.

•	Stock Options

The Personnel Committee considers several factors in determining the amount of stock options it will grant under our 2007 Equity Ownership Plan to our Named Executive Officers, including:

•	Individual performance;

•	Prevailing market practice in stock option grants;

•	The targeted long-term value created by the use of stock options;

•	The number of participants eligible for stock options, and the resulting “burn rate” (i.e., the number of stock options authorized divided by the total number of shares outstanding) to assess the potential dilutive effect; and

•	The Committee’s assessment of other elements of compensation provided to the Named Executive Officer.

For stock option awards, the Committee’s assessment of individual performance of each Named Executive Officer done in consultation with our Chief Executive Officer is the most important factor in determining the number of options awarded.

The following table sets forth the number of stock options granted to each Named Executive Officer in 2009. The exercise price for each option was $77.53, which was the closing fair market value of Entergy Corporation common stock on the date of grant.

Named Executive Officer	Stock Options

J. Wayne Leonard	125,000
Leo P. Denault	45,000
Mark T. Savoff	30,000
Richard J. Smith	35,000
Gary J. Taylor	30,000

The option grants awarded to our named executive officers (other than the Chief Executive Officer) ranged in number between 30,000 and 45,000 shares. In the case of our Chief Executive Officer, who received 125,000 stock options in 2009, the Committee took special note of Mr. Leonard’s performance as the Company’s Chief Executive Officer. Among other things, the Committee noted that the total shareholder return of the Company measured over the ten-year period between Mr. Leonard’s appointment as CEO of the Company in January 1999 and the January 29, 2009 grant date exceeded all of our industry peer group companies as well as all other U.S. utility companies.

For additional information regarding stock options awarded in 2009 to each of the Named Executive Officers, see the 2009 Grants of Plan-Based Awards table on page 32 of this Proxy Statement.

Under our 2007 Equity Ownership Plan and our predecessor equity plans, all options must have an exercise price equal to the closing fair market value of Company common stock on the date of grant. In addition, until an executive officer achieves the multiple ownership position of our common stock as described on page 10 of the proxy statement, the executive officer (including a Named Executive Officer), upon exercising any stock option granted on or after January 1, 2003, must retain at least 75% of the after-tax net profit from such stock option exercise in the form of Company common stock.

We have not adopted a formal policy regarding the granting of options at times when the Company is in possession of material non-public information. However, we generally grant options to Named Executive Officers only during the month of January in connection with our annual executive compensation decisions. On occasion, we may grant options to newly hired employees or existing employees for retention or other limited purposes.

•	Restricted Units

Restricted units granted under our 2007 Equity Ownership Plan represent phantom shares of Company common stock (i.e., non-stock interests that have an economic value equivalent to a share of our common stock). We occasionally grant restricted units for retention purposes, to offset forfeited compensation from a previous employer or for other limited purposes. If all conditions of the grant are satisfied, restrictions on the restricted units lift at the end of the restricted period, and a cash equivalent value of the restricted units is paid. The settlement price is equal to the number of restricted units multiplied by the closing price of Company common stock on the date restrictions lift. Restricted units are not entitled to dividends or voting rights. Restricted units are generally time-based awards for which restrictions lift, subject to continued employment, generally over a two- to five-year period.

In December 2009, the Committee granted Mr. Leonard, our Chief Executive Officer, 100,000 restricted units. The Committee granted Mr. Leonard these restricted units in recognition of the importance of his continued exemplary leadership as Chairman and Chief Executive Officer and to encourage the retention of his leadership in light of the numerous strategic challenges facing the Company, including the challenges associated with the completion of the Spin Transaction. The Committee also took into account the competitive market for chief executive officers. In determining the size of the grant, the Committee consulted its independent consultant to confirm that the grant was consistent with market practices. The Committee also noted, based on the advice of its independent consultant, that such grants are a commonly used market technique for retention purposes.

The restricted units will vest in two equal installments of 50,000 units each on December 3, 2011 and December 3, 2012. On each vesting date, we will pay to Mr. Leonard, subject to payment of withholding taxes, a cash amount equal to the closing price of a share of our common stock on that date. Under certain conditions, including a termination of employment without cause, death or disability, Mr. Leonard’s restricted stock units may vest on an earlier date.

No other Named Executive Officers received restricted units during 2009.

•	2009 Significant Achievements

In assessing individual and management performance with respect to the overall compensation of each of our Named Executive Officers, the Committee noted the following significant achievements during 2009:

•	Achieved the safest year in Entergy’s history;

•	Achieved the highest generation ever from our entire nuclear fleet;

•	Reported the highest earnings in our history;

•	Named to “2010 All-America Executive Team” according to rankings compiled by the prestigious Institutional Investors magazine; our Chief Executive Officer and Chief Financial Officer ranked as the top CEO and CFOs in the power industry; Entergy was also ranked as the top electric utility in the country and among the top nine companies in the nation, making it one of the “Most Honored Companies;”

•	Successfully completed Entergy New Orleans storm cost audits for Hurricanes Katrina, Rita, Gustav and Ike and reached agreement with the Louisiana Public Service Commission staff on recoverable Hurricane Gustav and Ike storm costs;

•	Issued securitized debt for Entergy Texas 2008 storm costs;

•	Implemented storm reserve accounting at Entergy Arkansas;

•	Settled rate actions at Entergy Mississippi (annual formula rate plan), Entergy Texas (rate case) and renewed Entergy Gulf States Louisiana and Entergy Louisiana formula rate plans for three years;

•	Completed the Board approved and previously announced $1.5 billion and $0.5 billion stock buyback programs;

•	Named for the eighth consecutive year to the Dow Jones Sustainability World Index, an index that tracks the performance of companies that lead their field in terms of corporate sustainability on a global basis;

•	Recognized for corporate governance practices where in 2009, we received a 100 percent rating for corporate governance in the RiskMetrics Group’s (formerly Institutional Shareholder Services) utility rankings; and

•	Received multiple awards and recognition, including 11th EEI Emergency Assistance Recovery Award and Platts Global Energy Awards recognizing Entergy New Orleans gas rebuild project as the Global Infrastructure Project of the Year.

Benefits, Perquisites, Agreements and Post-Termination Plans

•	Pension Plan, Pension Equalization Plan and System Executive Retirement Plan

The Named Executive Officers participate in a Company-sponsored pension plan that covers a broad group of employees. This pension plan is a funded, tax-qualified, noncontributory defined benefit pension plan. Benefits under the pension plan are based upon an employee’s years of service with the Company and the employee’s average monthly rate of “Eligible Earnings” (which generally includes the employee’s salary and eligible incentive awards, other than incentive awards paid under the Annual Incentive Plan) for the highest consecutive 60 months during the 120 months preceding termination of employment. Benefits under the tax-qualified plan are payable monthly after separation from the Company. The amount of annual earnings that may be considered in calculating benefits under the tax-qualified pension plan is limited by federal law.

Benefits under the tax-qualified pension plan in which the Named Executive Officers participate are calculated as an annuity equal to 1.5% of a participant’s Eligible Earnings multiplied by years of service. Years of service under the pension plan formula cannot exceed 40. Contributions to the pension plan are made entirely by the Company and are paid into a trust fund from which the benefits of participants will be paid.

The Company sponsors a Pension Equalization Plan, which is available to a select group of management and highly compensated employees, including the Named Executive Officers (other than our Chief Executive Officer). The Pension Equalization Plan is a non-qualified unfunded supplemental retirement plan that provides for the payment to participants from Entergy’s general assets a single lump sum cash distribution upon separation from service generally equal to the actuarial present value of the difference between the amount that would have been payable as an annuity under the tax-qualified pension plan, but for Internal Revenue Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified pension benefits, and the amount actually payable as an annuity under the tax-qualified pension plan. The Pension Equalization Plan also takes into account as “Eligible Earnings” any incentive awards paid under the Annual Incentive Plan.

The Company also sponsors a System Executive Retirement Plan, which is available to the Company’s approximately 60 officers, including the Named Executive Officers (other than our Chief Executive Officer). Participation in the System Executive Retirement Plan requires individual approval by the plan administrator. An employee participating in both the System Executive Retirement Plan and the Pension Equalization Plan is eligible to receive only the greater of the two single-sum benefits computed in accordance with the terms and conditions of each plan.

Like the Pension Equalization Plan, the System Executive Retirement Plan is designed to provide for the payment to participants from Entergy’s general assets of a single-sum cash distribution upon separation from service. The single-sum benefit is generally equal to the actuarial present value of a specified percentage of the participant’s “Final Average Monthly Compensation” (which is generally 1/36th of the sum of the participant’s annual rate of base salary and Annual Incentive Plan award for the 3 highest years during the last 10 years preceding termination of employment), after first being reduced by the value of the participant’s tax-qualified Pension Plan benefit and typically any prior employer pension benefit available to the participant.

While the System Executive Retirement Plan has a replacement ratio schedule from one year of service to the maximum of 30 years of service, the table below offers a sample ratio at 20 and 30 years of service.

		Executives at
		Management Level 3
		& Above — Includes
		the remaining 4
	Executives at	Named Executive	Executives at
Years of Service	Management Level 1	Officers	Management Level 4

20 Years	55.0%	50.0%	45.0%
30 years	65.0%	60.0%	55.0%

Mr. Leonard’s retention agreement (as further discussed below) provides that, in lieu of his participation in the Pension Equalization Plan and the System Executive Retirement Plan, upon the termination of his employment (unless such termination is for Cause, as defined in the agreement), he will be entitled to receive a benefit equal to 60% of his Final Average Compensation (as described in the description of the System Executive Retirement Plan above) calculated as a single life annuity and payable as an actuarial equivalent lump sum. This benefit will be reduced by other benefits to which he is entitled from any Company-sponsored pension plan or prior employer pension plans. The terms of Mr. Leonard’s Supplemental Retirement Benefit were negotiated at the time of his employment with the Company and were designed to, among other things, offset the loss of benefits resulting from Mr. Leonard’s resignation from his prior employer. At the time that the Company recruited Mr. Leonard, he had accumulated twenty-five years of seniority with his prior employer and had served as an executive officer for that employer for over ten years and in an officer-level capacity for over fifteen years.

The Committee believes that the Pension Plan, Pension Equalization Plan and System Executive Retirement Plan are an important part of our Named Executive Officers’ compensation program. These plans are important in the recruitment of top talent in the competitive market, as these types of supplemental plans are typically found in companies of similar size to the Company. These plans serve a critically important role in the retention of our senior executives, as benefits from these plans generally increase for each year that these executives remain employed by us. The plans thereby encourage our most senior executives to remain employed by us and continue their work on behalf of our shareholders.

We have agreed to provide service credit to all of our Named Executive Officers (other than Mr. Leonard and Mr. Savoff, our Executive Vice President, Operations) under either the Pension Equalization Plan or the System Executive Retirement Plan. We typically offer these service credit benefits as one element of the total compensation package offered to new mid-level or senior executives that we recruit from other companies. By offering these executives “credited service,” we are able to compete more effectively to hire these employees by mitigating the potential loss of their pension benefits resulting from accepting employment with our Company.

See the 2009 Pension Benefits table on page 35 of this Proxy Statement for additional information regarding the operation of the plans described under this caption.

•	Savings Plan

The Named Executive Officers are eligible to participate in a Company-sponsored Savings Plan that covers a broad group of employees. This is a tax-qualified retirement savings plan, wherein total combined before-tax and after-tax contributions may not exceed 30 percent of a participant’s base salary up to certain contribution limits defined by law. In addition, under the Savings Plan, the participant’s employer matches an amount equal to seventy cents for each dollar contributed by participating employees, including the Named Executive Officers, on the first six percent of their Earnings (as defined in the Savings Plan) for that pay period. We maintain the Savings Plan for our employees, including our Named Executive Officers, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a manner that is relatively tax efficient. This type of savings plan is also a critical element in attracting and retaining talent in a competitive market.

•	Executive Deferred Compensation

The Named Executive Officers are eligible to defer up to 100% of the following into the Company-sponsored Executive Deferred Compensation Plan:

•	Base Salary

•	Annual Incentive Plan Bonus

•	Performance Unit Program Awards

The Named Executive Officers also are eligible to defer up to 100% of the following payments into our 2007 Equity Ownership Plan:

•	Annual Incentive Plan Bonus

•	Performance Unit Program Awards

Amounts deferred under the Executive Deferred Compensation Plan and 2007 Equity Ownership Plan are subject to limitations prescribed by law and the respective plan.

Additionally, Mr. Leonard and Mr. Savoff currently have deferred account balances under a frozen Defined Contribution Restoration Plan. These amounts are deemed invested in the options available under this Defined Contribution Restoration Plan. The Defined Contribution Restoration Plan, until it was frozen in 2005, credited eligible employees’ deferral accounts with employer contributions to the extent contributions under the qualified savings plan in which the employee participated were subject to limitation imposed by the Internal Revenue Code.

All deferral amounts represent an unfunded liability of the employer. Amounts deferred into the 2007 Equity Ownership Plan are deemed invested in phantom shares of our common stock. Amounts deferred under the Executive Deferred Compensation Plan are deemed invested in one or more of the available investment options (generally mutual funds) offered under the Savings Plan. Within the Executive Deferred Compensation Plan, the Named Executive Officer may move funds from one deemed investment option to another.

The Company does not “match” amounts that are deferred by employees pursuant to the Executive Deferred Compensation Plan or 2007 Equity Ownership Plan. With the exception of allowing for the deferral of federal and state taxes, the Company provides no additional benefit to the Named Executive Officer for deferring any of the above payments. Any increase in value of the deferred amounts results solely from the increase in value of the investment options selected (phantom Company stock or mutual funds available under the Savings Plan). Deferred amounts are credited with earnings or losses based on the rate of return of deemed investment options or Company common stock, as selected by the participants.

We provide this benefit because the Committee believes it is standard market practice to permit officers to defer the cash portion of their compensation. The Executive Deferred Compensation Plan and 2007 Equity Ownership Plan permit them to do this while also receiving gains or losses on deemed investments, as described above. We believe that providing this benefit is important as a retention and recruitment tool as many, if not all, of the companies with which we compete for executive talent provide a similar arrangement to their senior employees.

•	Health & Welfare Benefits

The Named Executive Officers are eligible to participate in various health and welfare benefits available to a broad group of employees. These benefits include medical, dental and vision coverage, life and accidental death & dismemberment insurance and long-term disability insurance. Eligibility, coverage levels, potential employee contributions and other plan design features are the same for the Named Executive Officers as for the broad employee population.

•	Executive Long-Term Disability Program

All of our executive officers, including the Named Executive Officers, are eligible to participate in our Executive Long-Term Disability program. Individuals who elect to participate in this plan and become disabled under the terms of the plan are eligible for 65 percent of the difference between their base salary and $275,000 (i.e. the base salary that produces the maximum $15,000 monthly payment disability payment under our general long-term disability plan).

•	Perquisites

We provide our Named Executive Officers with certain perquisites and other personal benefits as part of providing a competitive executive compensation program and for employee retention. However, perquisites are not a material part of our compensation program. In 2009, we offered to our Named Executive Officers limited benefits such as the following: corporate aircraft usage, personal financial counseling, club dues and annual mandatory physical exams. For security and business convenience reasons, we permit the Chief Executive Officer to use our corporate aircraft at Company expense for personal use. Our other Named Executive Officers may use corporate aircraft for personal travel subject to the approval of our Chief Executive Officer. The Personnel Committee reviews all perquisites, including the use of corporate aircraft, on an annual basis. For additional information regarding perquisites, see the “All Other Compensation” column in the Summary Compensation table on page 30 of this Proxy Statement.

•	Retention Agreements and other Compensation Arrangements

The Committee believes that retention and transitional compensation arrangements are an important part of overall compensation. The Committee believes that these arrangements help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment. In addition, the Committee believes that these arrangements are important as recruitment and retention devices, as all or nearly all of the companies with which we compete for executive talent have similar arrangements in place for their senior employees.

To achieve these objectives, we have established a System Executive Continuity Plan under which each of our other Named Executive Officers is entitled to receive “change in control” payments and benefits if such officer’s employment is involuntarily terminated for similar qualifying events or circumstances. Based on the market data provided by its independent compensation consultant, the Committee believes the benefits and payment levels under the System Executive Continuity Plan are consistent with market practices. Severance payments under the System Executive Continuity Plan are based on the sum of an executive officer’s base salary plus awards granted under the Annual Incentive Plan. Revenue Ruling 2008-13 provides that compensation will not be treated as performance-based under Section 162(m) if it is payable regardless of actual performance in the event of termination by a company without “cause,” by the executive with “good reason” or an executive’s retirement. Effective January 1, 2010, we amended the System Executive Continuity Plan to allow incentive payments under the Annual Incentive Plan to continue to be considered performance-based under Section 162(m). With this amendment, severance payments will be calculated based on the sum of (a) base salary plus (b) the higher of: (i) the annual incentive award actually awarded to the executive office under the Annual Incentive Plan for the fiscal year immediately preceding the fiscal year in which the termination of employment occurs or (ii) the average Annual Incentive Plan award for the two fiscal years immediately preceding the fiscal year in which the termination of employment occurs.

In certain cases, the Committee may approve the execution of a retention agreement with an individual executive officer. These decisions are made on a case by case basis to reflect specific retention needs or other factors, including market practice. If a retention agreement is entered into with an individual officer, the Committee considers the economic value associated with that agreement in making overall compensation decisions for that officer. The Company has voluntarily adopted a policy that any severance arrangements providing benefits in excess of 2.99 times an officer’s annual base salary and annual incentive award must be approved by the Company’s shareholders.

At present, we have entered into retention agreements with our Chief Executive Officer and Chief Financial Officer. In general, these retention agreements provide for “change in control” payments and other benefits in lieu of those provided under our System Executive Continuity Plan. The retention agreements entered into with Mr. Leonard and Denault reflect, among other things, the competition for chief executive officer and chief financial officer talent in the marketplace and the Committee’s assessment of the critical role of these officers in executing the Company’s long-term financial and other strategic objectives. Effective January 1, 2010, we made amendments similar to those made to the System Executive Continuity Plan to Mr. Denault’s and Mr. Leonard’s retention agreements to allow incentive payments under the Annual Incentive Plan to continue to be considered performance based under Section 162(m). Based on the market data provided by its independent compensation consultant, the Committee believes the benefits and payment levels under these retention agreements are consistent with market practices.

On December 18, 2009, we entered into a retention agreement with Richard J. Smith, our President and Chief Operating Officer. This agreement provides for Mr. Smith’s continued employment and the payment of certain compensation to Mr. Smith in the event the planned Spin Transaction does not occur. The agreement provides that in such event, Mr. Smith will continue to be employed by an Entergy System Company at a management level and with a salary no less than Mr. Smith’s current management level and salary and that his duties will include, among other things, coordinating the orderly unwinding of the preparations for the contemplated Spin Transaction. In addition, the agreement provides that Mr. Smith will be entitled to receive a lump sum cash payment equal to 1.5 times his base salary as of the date of separation from Entergy if either (i) he remains continuously employed in such capacity for 24 months after any public announcement that the Spin Transaction will not occur or (ii) he remains continuously employed in such capacity for at least six (6) months after any such public announcement and thereafter retires with the consent of our Chief Executive Officer prior to reaching such 24 months of service. We entered into this agreement with Mr. Smith in light of Mr. Smith’s leadership role in the preparations for the Spin Transaction and the critical role that Mr. Smith would have in dismantling these preparations should the Spin Transaction not occur. In determining the type and size of the amount of payment under this agreement, we consulted with our independent compensation consultant to confirm that the economic value of this arrangement was consistent with market practices.

For additional information regarding the System Executive Continuity Plan and the two retention agreements described above, see “2009 Potential Payments upon Termination or Change in Control” on page 39 of this Proxy Statement.

Compensation Program Administration

Role of Personnel Committee

The Personnel Committee has overall responsibility for approving the compensation program for our Named Executive Officers and makes all final compensation decisions regarding our Named Executive Officers. The Personnel Committee is responsible for, among its other duties, the following actions related to our Named Executive Officers:

•	developing and implementing compensation policies and programs for our executive officers, including any employment agreement with an executive officer;

•	evaluating the performance of our Chairman and Chief Executive Officer; and

•	reporting, at least annually, to the Board on succession planning, including succession planning for the Chief Executive Officer.

The Personnel Committee has authorized, in limited circumstances, the delegation of its authority to grant stock options under Company plans to the Chairman and Chief Executive Officer of the Company and to the Senior Vice President of Human Resources and Administration subject to the following conditions:

•	No grant may exceed an aggregate value of $1 million per grantee;

•	All awards must be issued in accordance with the terms of Company plans, including the requirement that all options be issued for an exercise price not less than the fair market value of the stock on date the option is granted;

•	No awards may be granted to any employee subject to Section 16 of the Securities Exchange Act of 1934; and

•	The Personnel Committee must be advised on at least a quarterly basis of the grants made under the exercise of this delegated authority.

Role of Chief Executive Officer

The Personnel Committee solicits recommendations from Mr. Leonard, our Chief Executive Officer, with respect to compensation decisions for individual Named Executive Officers (other than himself). Our Chief Executive Officer’s role is limited to:

•	providing the Committee with an assessment of the performance of each Named Executive Officer; and

•	recommending base salary, annual merit increases, stock option and annual cash incentive plan compensation amounts for these officers.

In addition, the Committee may request that the Chief Executive Officer provide management feedback and recommendations on changes in the design of compensation programs, such as special retention plans or changes in structure of bonus programs. Mr. Leonard does not play any role with respect to any matter affecting his own compensation nor does he have any role determining or recommending the amount, or form of, director compensation.

Mr. Leonard may attend committee meetings of the Personnel Committee only at the invitation of the chair of the Personnel Committee and cannot call a meeting of the Committee. However, he is not in attendance at any meeting when the Committee determines and approves the compensation to be paid to the Named Executive Officers. Since he is not a member of the Committee, he has no vote on matters submitted to the Committee. During 2009, Mr. Leonard attended five meetings of the Personnel Committee.

In 2009, the Committee’s compensation consultant met at the request of the Personnel Committee with the Chief Executive Officer to review market trends in executive and management compensation and to discuss the Company’s overall compensation philosophy, such as the optimum balance between base and incentive compensation. In addition, the Committee requested that its independent compensation consultant interview the Chief

Executive Officer to obtain management feedback on the impact of compensation programs on employees and information regarding the roles and responsibilities of the Named Executive Officers.

Role of the Compensation Consultant

In discharging its duties, our Personnel Committee has retained Towers Watson, formerly Towers Perrin, as its independent compensation consultant to assist it in, among other things, evaluating different compensation programs and developing market data to assess our compensation programs. Under the terms of its engagement, Towers Watson reports directly to the Personnel Committee, which has the right to retain or dismiss the consultant without the consent of the Company’s management. In addition, the consent of the Personnel Committee must be obtained before Towers Watson can accept any material engagements recommended by the Company’s management.

In considering the appointment of Towers Watson, the Personnel Committee took into account that Towers Watson provides from time to time general consulting services to the Company’s management with respect to non-executive compensation matters. In this connection, the Committee reviewed the fees and compensation received by Towers Watson for these services over a historical period. After considering the nature and scope of these engagements and the fee arrangements involved, the Personnel Committee determined that the engagements did not create a conflict of interest. The Committee reviews on an ongoing basis the fees and compensation received by Towers Watson for non-executive compensation matters on an annual basis to monitor its independence. In 2009, Entergy incurred in the aggregate fees of $234,668 from Towers Watson for determining or recommending the amount or form of executive and director compensation and $1,363,128 for other services, $1,141,054 of which was for services related to the Spin Transaction.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to the Chief Executive Officer or any of its other Named Executive Officers (other than the Chief Financial Officer), unless that compensation is “performance-based compensation” within the meaning of Section 162(m). The Personnel Committee considers deductibility under Section 162(m) as it structures the compensation packages that are provided to its Named Executive Officers. However, the Personnel Committee and the Board believe that it is in the best interest of the Company that the Personnel Committee retains the flexibility and discretion to make compensation awards, whether or not deductible. This flexibility is necessary to foster achievement of performance goals established by the Personnel Committee as well as other corporate goals that the Committee deems important to the Company’s success, such as encouraging employee retention and rewarding achievement.

Likewise, the Personnel Committee considers financial accounting consequences as it structures the compensation packages that are provided to the Named Executive Officers. However, the Personnel Committee and the Board believe that it is in the best interest of Entergy that the Personnel Committee retains the flexibility and discretion to make compensation awards regardless of their financial accounting consequences.

PERSONNEL COMMITTEE REPORT

The Personnel Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Personnel Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The Personnel Committee

Maureen S. Bateman, Chair
Gary W. Edwards
Alexis M. Herman
W. J. “Billy” Tauzin

COMPENSATION RISK ASSESSMENT

Entergy’s management has conducted an assessment of the risks associated with our compensation practices and policies and has determined that risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on Entergy. This determination has taken into account, among other things, the following design elements of our compensation programs and policies and practices: the mix of cash and equity payouts at various compensation levels; the mix of performance time horizons used by our plans; the use of financial performance metrics that are readily monitored and reviewed; incorporation of both operational and financial goals and individual performance; avoidance of uncapped awards; multiple levels of review and approval of awards; and our internal risk review and assessment processes.

EXECUTIVE COMPENSATION TABLES

2009 Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2009, 2008 and 2007.

The Company has not entered into any employment agreements with any of the Named Executive Officers other than the retention agreements described in “Potential Payments upon Termination or Change in Control.” For additional information regarding the material terms of the awards reported in the following tables, including a general description of the formula or criteria to be applied in determining the amounts payable, see “Compensation Discussion and Analysis.”

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and		Salary		Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	(1)	Bonus	(2)	(3)	(4)	(5)	(6)	Total

J. Wayne Leonard	2009	$1,341,174	$—	$9,850,425	$1,492,500	$1,782,270	$499,800	$200,040	$15,166,209
Chairman of the Board and	2008	$1,273,523	$—	$1,785,300	$2,813,125	$2,169,720	$313,200	$759,739	$9,114,607
Chief Executive Officer	2007	$1,216,443	$—	$2,185,316	$4,009,875	$1,815,480	$4,879,200	$613,661	$14,719,975
Leo P. Denault	2009	$654,231	$—	$372,144	$537,300	$507,150	$837,200	$60,688	$2,968,713
Executive Vice President	2008	$621,231	$—	$2,973,900	$803,750	$617,400	$250,500	$150,285	$5,417,066
and Chief Financial Officer	2007	$584,422	$—	$413,190	$943,500	$516,600	$535,000	$128,933	$3,121,645
Mark T. Savoff	2009	$570,115	$—	$372,144	$358,200	$441,945	$359,700	$66,014	$2,168,118
Executive Vice President,	2008	$543,563	$—	$421,980	$434,025	$538,020	$201,200	$192,838	$2,331,626
Operations	2007	$524,516	$—	$413,190	$550,375	$456,674	$254,300	$141,706	$2,340,761
Richard J. Smith	2009	$669,807	$—	$372,144	$417,900	$519,225	$755,900	$140,779	$2,875,755
President and	2008	$638,394	$—	$421,980	$562,625	$632,100	$391,400	$220,708	$2,867,207
Chief Operating Officer	2007	$599,612	$—	$413,190	$943,500	$535,886	$743,700	$153,733	$3,389,621
Gary J. Taylor	2009	$591,924	$105,000	$372,144	$358,200	$458,850	$706,600	$87,946	$2,680,664
Group President,	2008	$564,412	$105,000	$421,980	$562,625	$558,600	$360,600	$247,290	$2,820,507
Utility Operations	2007	$542,576	$105,000	$413,190	$943,500	$474,230	$723,800	$184,089	$3,386,385

(1)	The amounts in column (c) represent the actual base salary paid to the Named Executive Officer. Changes in base salary were effective in April of the years shown and the base salary disclosed above is a combination of the two rates in effect during the year. The Named Executive Officers are paid on a bi-weekly basis and there was an extra pay period during calendar year 2009.

(2)	The amounts in column (e) represent the aggregate grant date fair value of performance units granted under the 2009 — 2011 Performance Unit Program of the Equity Ownership Plan calculated in accordance with accounting standards. For Mr. Leonard, it also includes the grant date fair value of restricted units granted to him in December 2009 calculated in accordance with accounting standards. The amounts included in column (e) for the 2009 — 2011 Plan are calculated based on the probable satisfaction of the performance conditions. If the highest level of performance is achieved, the maximum amounts that will be received under the plan are as follows: Mr. Leonard, $4,361,063; Mr. Denault, $930,360; Mr. Savoff, $930,360; Mr. Smith, $930,360; and Mr. Taylor, $930,360. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2009.

(3)	The amounts in column (f) represent the aggregate grant date fair value of stock options granted under the Equity Ownership Plan calculated in accordance with accounting standards. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2009.

(4)	The amounts in column (g) represent cash payments made under the Annual Incentive Plan.

(5)	The amounts in column (h) include the annual actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans established by the Company using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the Named Executive Officers may not currently be entitled to receive because such amounts are not vested. None of the increase is attributable to above-market or preferential earnings on non-qualified deferred compensation (see “2009 Nonqualified Deferred Compensation”).

(6)	The amounts set forth in column (i) for 2009 include (a) matching contributions by the Company under the Savings Plan to each of the Named Executive Officers; (b) life insurance premiums; (c) tax gross up payments relating to perquisites; (d) dividends paid on stock awards and (e) perquisites and other compensation. The amounts are listed in the following table:

	J. Wayne	Leo P.	Mark T.	Richard J.	Gary J.
	Leonard	Denault	Savoff	Smith	Taylor

Company Contribution — Savings Plan	$9,750	$9,750	$9,750	$9,750	$9,750
Life Insurance Premium	$7,482	$3,944	$2,892	$3,070	$7,482
Tax Gross Up Payments	$15,871	$9,212	$10,332	$49,656	$20,940
Dividends Paid on Stock Awards	$116,376	$22,015	$22,015	$22,015	$22,015
Perquisites and Other Compensation	$50,561	$15,767	$21,025	$56,288	$27,759

Total	$200,040	$60,688	$66,014	$140,779	$87,946

Perquisites and Other Compensation

The amounts set forth in column (i) also include perquisites and other personal benefits that we provide to our Named Executive Officers as part of providing a competitive executive compensation program and for employee retention. The following perquisites and other compensation were provided by us in 2009 to the Named Executive Officers:

Personal Use of
Named Executive	Financial		Corporate		Executive
Officer	Counseling	Club Dues	Aircraft	Relocation	Physicals

J. Wayne Leonard	x		x		x
Leo P. Denault	x				x
Mark T. Savoff	x				x
Richard J. Smith	x		x	x
Gary J. Taylor	x	x	x	x	x

For security and business reasons, we permit our Chief Executive Officer to use our corporate aircraft for personal use at Company expense. Our other Named Executive Officers may use the corporate aircraft for personal travel subject to the approval of our Chief Executive Officer. The aggregate incremental aircraft usage cost associated with Mr. Leonard’s personal use of the corporate aircraft, including the costs associated with travel to outside board meetings, was $26,869 for fiscal year 2009. These amounts are reflected in column (i) and the total above. The incremental cost to the Company for use of the corporate aircraft is based on the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits.

None of the other individual perquisites items exceeded $25,000 for any of the Named Executive Officers.

2009 Grants of Plan-Based Awards

The following table summarizes award grants during 2009 to the Named Executive Officers.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant
								Number	Number of	Exercise	Date Fair
		Estimated Future			Estimated Future			of Shares	Securities	or Base	Value of
		Payouts Under Non-Equity			Payouts under Equity			of Stock	Underlying	Price of	Stock and
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			or Units	Options	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(3)	(4)	($/Sh)	(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

J. Wayne Leonard	1/29/09	—	$1,549,800	$3,099,600
	1/29/09				2,250	22,500	56,250				$4,361,063
	1/29/09								125,000	$77.53	$1,492,500
	12/3/09							100,000			$8,106,000
Leo P. Denault	1/29/09	—	$441,000	$882,000
	1/29/09				480	4,800	12,000				$930,360
	1/29/09								45,000	$77.53	$537,300
Mark T. Savoff	1/29/09	—	$384,300	$768,600
	1/29/09				480	4,800	12,000				$930,360
	1/29/09								30,000	$77.53	$358,200
Richard J. Smith	1/29/09	—	$451,500	$903,000
	1/29/09				480	4,800	12,000				$930,360
	1/29/09								35,000	$77.53	$417,900
Gary J. Taylor	1/29/09	—	$399,000	$798,000
	1/29/09				480	4,800	12,000				$930,360
	1/29/09								30,000	$77.53	$358,200

(1)	The amounts in columns (c), (d) and (e) represent minimum, target and maximum payment levels under the Annual Incentive Plan. The actual amounts awarded are reported in column (g) of the Summary Compensation Table.

(2)	The amounts in columns (f), (g) and (h) represent the minimum, target and maximum payment levels under the Performance Unit Plan. Performance under the program is measured by the Company’s total shareholder return relative to the total shareholder returns of the companies included in the Philadelphia Utility Index. If the Company’s total shareholder return is not at least 25% of that for the Philadelphia Utility Index, there is no payout. Subject to achievement of performance targets, each unit will be converted into the cash equivalent of one share of the Company’s common stock on the last day of the performance period (December 31, 2011.)

(3)	In December 2009, the Personnel Committee granted 100,000 restricted units to Mr. Leonard. The restricted units vest in two equal installments of 50,000 units each on December 3, 2011 and December 3, 2012. The restricted units were granted under the 2007 Equity Ownership Plan.

(4)	The amounts in column (j) represent options to purchase shares of the Company’s common stock. The options vest one-third on each of the first through third anniversaries of the grant date. The options have a ten-year term from the date of grant. The options were granted under the 2007 Equity Ownership Plan.

(5)	The amounts included in this column are valued based on the aggregate grant date fair value of the award calculated in accordance with accounting standards. The amounts included for grants under the Performance Unit Plan are calculated assuming the highest level of performance is achieved. See Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2009 for a discussion of the relevant assumptions used in calculating the grant date fair value.

2009 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of the end of 2009.

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
										Equity
										Incentive
									Equity	Plan
				Equity					Incentive	Awards:
				Incentive					Plan	Market or
				Plan					Awards:	Payout
				Awards:					Number of	Value of
	Number	Number		Number			Number	Market	Unearned	Unearned
	of	of		of			of Shares	Value of	Shares,	Shares,
	Securities	Securities		Securities			or Units	Shares or	Units or	Units or
	Underlying	Underlying		Underlying			of Stock	Units of	Other	Other
	Unexercised	Unexercised		Unexercised	Option		That Have	Stock	Rights	Rights
	Options	Options		Unearned	Exercise	Option	Not	That Have	That Have	That Have
	(#)	(#)		Options	Price	Expiration	Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

J. Wayne Leonard	—	125,000	(1)		$77.53	1/29/2019
	58,333	116,667	(2)		$108.20	1/24/2018
	170,000	85,000	(3)		$91.82	1/25/2017
	210,000	—			$68.89	1/26/2016
	165,200	—			$69.47	1/27/2015
	220,000	—			$58.60	3/02/2014
	195,000	—			$44.45	1/30/2013
	330,600	—			$41.69	2/11/2012
	330,600	—			$37.00	1/25/2011
									2,250 (4)	$184,140
									16,500 (5)	$1,350,360
							100,000 (6)	$8,184,000
Leo P. Denault	—	45,000	(1)		$77.53	1/29/2019
	16,666	33,334	(2)		$108.20	1/24/2018
	40,000	20,000	(3)		$91.82	1/25/2017
	50,000	—			$68.89	1/26/2016
	35,000	—			$69.47	1/27/2015
	40,000	—			$58.60	3/02/2014
	676	—			$52.40	2/11/2012
	7,720	—			$52.40	1/25/2011
	9,800	—			$44.45	1/30/2013
	19,656	—			$41.69	2/11/2012
	5,434	—			$37.00	1/25/2011
									480 (4)	$39,283
									3,900 (5)	$319,176
							24,000 (7)	$1,964,160
Mark T. Savoff	—	30,000	(1)		$77.53	1/29/2019
	9,000	18,000	(2)		$108.20	1/24/2018
	23,333	11,667	(3)		$91.82	1/25/2017
	30,000	—			$68.89	1/26/2016
	20,000	—			$69.47	1/27/2015
	31,800	—			$58.60	3/02/2014
									480 (4)	$39,283
									3,900 (5)	$319,176

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
									Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market or
			Plan					Awards:	Payout
			Awards:					Number of	Value of
	Number	Number	Number			Number	Market	Unearned	Unearned
	of	of	of			of Shares	Value of	Shares,	Shares,
	Securities	Securities	Securities			or Units	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			of Stock	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		That Have	Stock	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Not	That Have	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Richard J. Smith	—	35,000 (1)		$77.53	1/29/2019
	11,666	23,334 (2)		$108.20	1/24/2018
	40,000	20,000 (3)		$91.82	1/25/2017
	50,000	—		$68.89	1/26/2016
	40,000	—		$69.47	1/27/2015
	63,600	—		$58.60	3/02/2014
	7,640	—		$51.50	1/25/2011
	50,000	—		$44.45	1/30/2013
	70,000	—		$41.69	2/11/2012
	39,428	—		$37.00	1/25/2011
								480 (4)	$39,283
								3,900 (5)	$319,176
Gary J. Taylor	—	30,000 (1)		$77.53	1/29/2019
	11,666	23,334 (2)		$108.20	1/24/2018
	40,000	20,000 (3)		$91.82	1/25/2017
	50,000	—		$68.89	1/26/2016
	35,000	—		$69.47	1/27/2015
	40,000	—		$58.60	3/02/2014
	26,900	—		$44.45	1/30/2013
	34,600	—		$41.69	2/11/2012
								480 (4)	$39,283
								3,900 (5)	$319,176

(1)	Consists of options that will vest as follows: 1/3 of the options granted vest on each of 1/29/2010, 1/29/2011 and 1/29/2012.

(2)	Consists of options that vested or will vest as follows: 1/2 of the unexercisable options vest on each of 1/24/2010 and 1/24/2011.

(3)	The remaining unexercisable options will vest on 1/25/2010.

(4)	Consists of performance units that will vest on December 31, 2011 only if, and to the extent that, we satisfy performance conditions as described under “Long-Term Compensation — Performance Unit Program” in Compensation Discussion and Analysis.

(5)	Consists of performance units that will vest on December 31, 2010 only if, and to the extent that, the Company satisfies performance conditions as described under “Long-Term Compensation — Performance Unit Program” in Compensation Discussion and Analysis.

(6)	Consists of restricted units granted under the 2007 Equity Ownership Plan 50,000 of which will vest on December 3, 2011 and the remaining 50,000 will visit on December 3, 2012.

(7)	Consists of restricted units granted under the Equity Ownership Plan. 8,000 units will vest on each of January 25, 2011, 2012 and 2013.

2009 Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of stock during 2009 for the Named Executive Officers.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)

J. Wayne Leonard	330,600	$18,723,928	64,988 (2)	$5,275,618
Leo P. Denault	12,404	$322,969	2,834	$231,935
Mark T. Savoff	—	—	2,834	$231,935
Richard J. Smith	40,137	$1,091,955	2,834	$231,935
Gary J. Taylor	26,667	$1,154,009	2,834	$231,935

(1)	Represents the vesting of performance units for the 2007-2009 performance period (payable solely in cash based on the closing stock price of the Company on the date of vesting) under the Performance Unit Program.

(2)	Amount includes the August 3, 2009 cash settlement of 50,000 restricted units granted under the 2007 Equity Ownership Plan.

2009 Pension Benefits

The following table shows the present value as of December 31, 2009 of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under our retirement plans determined using interest rate and mortality rate assumptions set forth in Note 11 to the Financial Statements in the Form 10-K for the year ended December 31, 2009. Additional information regarding these retirement plans is set forth in Compensation Discussion and Analysis under the heading “Benefits, Perquisites, Agreements and Post-Termination Plans — Pension Plan, Pension Equalization Plan and System Executive Retirement Plan” and following this table. In addition, this section includes information regarding early retirement options under the plans.

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	During
Name	Plan Name	Service	Benefit	2009

J. Wayne Leonard(1)	Non-qualified supplemental retirement benefit	11.68	$24,323,900	$—
	Qualified defined benefit plan	11.68	$285,900	$—
Leo P. Denault(2)	Non-qualified System Executive Retirement Plan	25.83	$3,239,300	$—
	Qualified defined benefit plan	10.83	$155,900	$—
Mark T. Savoff	Non-qualified System Executive Retirement Plan	6.06	$1,077,800	$—
	Qualified defined benefit plan	6.06	$107,200	$—
Richard J. Smith(3)	Non-qualified Pension Equalization Plan	33.25	$3,701,700	$—
	Qualified defined benefit plan	10.33	$241,300	$—
Gary J. Taylor(4)	Non-qualified System Executive Retirement Plan	19.80	$3,422,000	$—
	Qualified defined benefit plan	9.75	$205,800	$—

(1)	Pursuant to his retention agreement, Mr. Leonard is entitled to a non-qualified supplemental retirement benefit in lieu of participation in the Company’s non-qualified supplemental retirement plans such as the System Executive Retirement Plan or the Pension Equalization Plan. Mr. Leonard may separate from employment without a reduction in his non-qualified supplemental retirement benefit.

(2)	During 2006, Mr. Denault entered into an agreement granting an additional 15 years of service under the non-qualified System Executive Retirement Plan if he continues to work for an Entergy System company employer until age 55. The additional 15 years increases the present value of his benefit by $1,431,700.

(3)	Mr. Smith entered into an agreement granting 22.92 additional years of service under the non-qualified Pension Equalization Plan providing an additional $999,300 above the present value of accumulated benefit he would receive under the non-qualified System Executive Retirement Plan.

(4)	Mr. Taylor entered into an agreement granting an additional 10 years of service under the System Executive Retirement Plan resulting in a $1,623,300 increase in the present value of his benefit.

Qualified Retirement Benefits

The qualified retirement plan is a funded defined benefit pension plan that provides benefits to most of the non-bargaining unit employees of Entergy System companies. All Named Executive Officers are participants in this plan. The pension plan provides a monthly benefit payable for the participant’s lifetime beginning at age 65 and equal to 1.5% of the participant’s five-year average monthly eligible earnings times such participant’s years of service. Participants are 100% vested in their benefit upon completing 5 years of vesting service.

Normal retirement under the plan is age 65. Employees who terminate employment prior to age 55 may receive a reduced deferred vested retirement benefit payable as early as age 55 that is actuarially equivalent to the normal retirement benefit (i.e., reduced by 7% per year for the first 5 years preceding age 65, and reduced by 6% for each additional year thereafter). Employees who are at least age 55 with 10 years of vesting service upon termination are entitled to a subsidized early retirement benefit beginning as early as age 55. The subsidized early retirement benefit is equal to the normal retirement benefit reduced by 2% per year for each year that early retirement precedes age 65. Mr. Leonard and Mr. Smith are eligible for subsidized early retirement benefits.

Non-qualified Retirement Benefits

The Named Executive Officers are eligible to participate in certain non-qualified retirement benefit plans that provide retirement income, including the Pension Equalization Plan and the System Executive Retirement Plan. Each of these plans is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees. In these plans, as described below and in Compensation, Discussion and Analysis, an executive is typically enrolled in one or more plans but only paid the amount due under the plan (or combination of plans) that provides the highest benefit. In general, upon disability, participants in the Pension Equalization Plan and the System Executive Retirement Plan remain eligible for continued service credits until recovery or retirement. Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant’s accrued benefit.

All of the Named Executive Officers (other than Mr. Leonard) participate in both the Pension Equalization Plan and System Executive Retirement Plan.

The Pension Equalization Plan

All of the Named Executive Officers (with the exception of Mr. Leonard) are participants in the Pension Equalization Plan. The benefit provisions are substantially the same as the qualified retirement plan but provide two additional benefits: (a) “restorative benefits” intended to offset limitations on certain earnings that may be considered in connection with the qualified retirement plan and (b) supplemental credited service (if granted to an individual participant). The benefits under this plan are offset by benefits payable from the qualified retirement plan and may be offset by prior employer benefits. Participants receive their Pension Equalization Plan benefit in the form of a single sum cash distribution. The Pension Equalization Plan benefit attributable to supplemental credited service is not vested until age 65. Subject to the approval of the Entergy System company employer (which approval is deemed given following a change in control), an employee who terminates employment prior to age 65 may be vested in his or her benefit, with payment of the lump sum benefit generally at separation from service unless delayed six months under Internal Revenue Code Section 409A. Benefits payable prior to age 65 are subject to the same reductions as qualified plan benefits.

The System Executive Retirement Plan

All Named Executive Officers (except Mr. Leonard) are participants in the System Executive Retirement Plan. The System Executive Retirement Plan provides for a single sum payment at age 65, as further described in

Compensation Discussion and Analysis. The System Executive Retirement Plan benefit is not vested until age 65. Subject to the approval of the Entergy System company employer, an employee who terminates his or her employment prior to age 65 may be vested in the System Executive Retirement Plan benefit, with payment of the lump sum benefit generally at separation from service unless delayed six months under Internal Revenue Code Section 409A. Benefits payable prior to age 65 are subject to the same reductions as qualified plan benefits. Further, in the event of a change in control, participants whose employment is terminated without “Cause” or for “Good Reason,” as defined in the Plan are also eligible for a subsidized lump sum benefit payment, even if they do not currently meet the age or service requirements for early retirement under that plan or have company permission to separate from employment. Such lump sum benefit is payable generally at separation from service unless delayed 6 months under Internal Revenue Code Section 409A.

Mr. Leonard’s Non-qualified Supplemental Retirement Benefit

Mr. Leonard’s retention agreement provides that if his employment with the Company is terminated for any reason other than for cause (as defined below under “Potential Payments Upon Termination or Change in Control”), he will be entitled to a non-qualified supplemental retirement benefit in lieu of participation in the Company’s non-qualified supplemental retirement plans such as the System Executive Retirement Plan or the Pension Equalization Plan. Mr. Leonard’s non-qualified supplemental retirement benefit is calculated as a single life annuity equal to 60% of his final three-year average compensation (as described in the description of the System Executive Retirement Plan included in the Compensation Discussion and Analysis), reduced to account for benefits payable to Mr. Leonard under the Company’s and a former employer’s qualified pension plans. The benefit is payable in a single lump sum. Because Mr. Leonard has already attained the age of 55, he is currently entitled under his retention agreement to his non-qualified supplemental retirement benefit if he were to leave Entergy System company employment other than as the result of a termination for cause.

Additional Information

For a description of the material terms and conditions of payments and benefits available under the retirement plans, including each plan’s normal retirement payment and benefit, benefit formula and eligibility standards, specific elements of compensation included in applying the payment and benefit formula, and our policies with regard to granting extra years of credited service, see “Compensation Discussion and Analysis — Benefits, Perquisites, Agreements and Post-Termination Plans — Pension Plan, Pension Equalization Plan, and System Executive Retirement Plan.” For a discussion of the relevant assumptions used in valuing these liabilities, see Note 11 to the Financial Statements in our Form 10-K for the year ended December 31, 2009.

2009 Non-qualified Deferred Compensation

The following tables provide information regarding the Executive Deferred Compensation Plan, the Amended and Restated 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries (the 1998 Equity Ownership Plan) and the 2007 Equity Ownership Plan, which allow for the deferral of compensation for the Named Executive Officers. For additional information, see “Benefits, Perquisites, Agreements and Post-Termination Plans — Executive Deferred Compensation” in Compensation Discussion and Analysis.

Additionally, some of the Named Executive Officers have deferred account balances under a frozen Defined Contribution Restoration Plan. These amounts are deemed invested in the options available under this Defined Contribution Restoration Plan. The Defined Contribution Restoration Plan, until it was frozen in 2005, credited eligible employees’ deferral accounts with employer contributions to the extent contributions under the qualified savings plan in which the employee participated were subject to limitations imposed by the Internal Revenue Code.

All deferrals are credited to the applicable Entergy system company employer’s non-funded liability account. Depending on the plan under which deferral is made, the Named Executive Officers may elect investment in either phantom Company common stock or one or more of several investment options under the Savings Plan. Within limitations of the program, participating Named Executive Officers may move funds from one deemed investment option to another. The participating Named Executive Officers do not have the ability to withdraw funds from the deemed investment accounts except within the terms provided in their deferral elections. Within the limitations prescribed by law as well as the program, participating Named Executive Officers have the option to make a successive deferral of these funds. Assuming a Named Executive Officer does not elect a successive deferral, the Entergy System company employer of the participant is obligated to pay the amount credited to the participant’s account at the earlier of deferral receipt date or separation of service. These payments are paid out of the general assets of the employer and are payable in a lump sum.

FICA and Medicare taxes are paid on all deferred amounts prior to their deferral. Applicable federal and state taxes are paid at the time the deferred amounts are paid to the participant. Employees are not eligible for a “match” of amounts that are deferred by them pursuant to the deferred compensation programs. With the exception of allowing for the deferral of federal and state taxes, the Company provides no additional benefit to the Named Executive Officers in connection with amounts deferred under the Executive Deferred Compensation Plan. The deemed investment options available to participating Named Executive Officers are limited to certain deemed investment options available to all non-officer employees under the Savings Plan. Deferred amounts are deemed credited with earnings or losses based on the rate of return of deemed investment options (under the Executive Deferred Compensation Plan) or Entergy Corporation common stock (under the 1998 Equity Ownership Plan or the 2007 Equity Ownership Plan). In 2006, the Personnel Committee approved a number of recommendations to simplify the deferral programs and reduce the number of options available to the Named Executive Officers.

Executive Deferred Compensation Plan

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	December 31,
Name	2009	2009	2009(1)	Distributions	2009(2)
(a)	(b)	(c)	(d)	(e)	(f)

J. Wayne Leonard	$—	$—	$8,272	$(175,235)	$203,900
Leo P. Denault	$—	$—	$—	$—	$—
Mark T. Savoff	$—	$—	$—	$—	$—
Richard J. Smith	$—	$—	$5,581	$(843,075)	$—
Gary J. Taylor	$—	$—	$—	$—	$—

(1)	Amounts in this column are not included in the Summary Compensation Table.

(2)	For Mr. Leonard, approximately $183,000 of the amount reported in this column has previously been reported in the Summary Compensation Table.

Equity Ownership Plan

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	December 31,
Name	2009	2009	2009(1)	Distributions	2009
(a)	(b)	(c)	(d)	(e)	(f)

J. Wayne Leonard	$—	$—	$89,463	$(9,337,269)	$—
Leo P. Denault	$—	$—	$—	$—	$—
Mark T. Savoff	$—	$—	$—	$—	$—
Richard J. Smith	$—	$—	$—	$—	$—
Gary J. Taylor	$—	$—	$—	$—	$—

(1)	Amounts in this column are not included in the Summary Compensation Table.

Defined Contribution Restoration Plan

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	December 31,
Name	2009	2009	2009(1)	Distributions	2009
(a)	(b)	(c)	(d)	(e)	(f)

J. Wayne Leonard	$—	$—	$5,520	$—	$232,665
Leo P. Denault	$—	$—	$606	$(63,276)	$—
Mark T. Savoff	$—	$—	$467	$—	$19,708
Richard J. Smith	$—	$—	$1,458	$(152,193)	$—
Gary J. Taylor	$—	$—	$521	$(46,738)	$—

(1)	Amounts in this column are not included in the Summary Compensation Table.

2009 Potential Payments upon Termination or Change in Control

The Company has plans and other arrangements that provide compensation to the Named Executive Officers if the officer’s employment is terminated under specified conditions, including a change in control of the Company. In addition, we have entered into individual retention agreements with Mr. Leonard, Mr. Denault and Mr. Smith.

The tables below reflect the amount of compensation each of our Named Executive Officers would have received if his employment with the Company had been terminated under various scenarios as of December 31, 2009, the last business day of our last fiscal year. For purposes of these tables, we assumed that our stock price was $81.84, the closing market price on that date.

J.  Wayne Leonard
Chairman and Chief Executive Officer

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our Chairman and Chief Executive Officer would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2009:

			Termination						Termination
			for Good						Related to a
Benefits and Payments	Voluntary	For	Reason or					Change in	Change in
Upon Termination(1)	Resignation	Cause	Not for Cause	Retirement(8)	Disability	Death(9)		Control(10)	Control

Annual Incentive Payment(2)	—	—	—	—	—	—		—	$3,099,600
Severance Payment(3)	—	—	—	—	—	—		—	$8,495,487
Performance Units:(4)
2008-2010 Performance Unit Program	—	—	—	$900,240	$900,240	$900,240		$1,350,360	$1,350,360
2009-2011 Performance Unit Program	—	—	—	$613,800	$613,800	$613,800		$1,841,400	$1,841,400
Unvested Stock Options(5)	—	—	—	$538,750	$538,750	$538,750	(9)	$538,750	$538,750
Unvested Restricted Units(6)	—	—	$8,184,000	—	$8,184,000	$8,184,000		—	$8,184,000
Medical and Dental Benefits(7)	—	—	—	—	—	—		—	—
280G Tax Gross-up	—	—	—	—	—	—		—	—

(1)	In addition to the payments and benefits in the table, Mr. Leonard would have been eligible to retire and entitled to receive his vested pension benefits. However, a termination “for cause” would have resulted in forfeiture of Mr. Leonard’s supplemental retirement benefit. Mr. Leonard is not entitled to additional pension benefits in the event of a change in control. For additional information regarding these vested benefits and awards, see “2009 Pension Benefits.”

(2)	In the event of a termination related to a change in control, Mr. Leonard would have been entitled under his retention agreement to receive a lump sum payment of his cash annual incentive bonus under the Annual Incentive Plan calculated at maximum annual bonus opportunity. For purposes of this table, we have calculated the award at 200% of target opportunity and assumed a base salary of $1,291,500.

(3)	In the event of a termination related to a change in control, Mr. Leonard would have been entitled to receive pursuant to his retention agreement a lump sum severance payment equal to the sum of 2.99 times his base salary plus target annual incentive (calculated at 120% of his base salary).

(4)	In the event of a termination related to a change in control, including a termination by Mr. Leonard for good reason, by the Company other than for cause, disability or death, Mr. Leonard would have been entitled to receive under the terms of his retention agreement a lump sum payment relating to his performance units. The payment is calculated as if all performance goals relating to the performance unit were achieved at target level. For purposes of the table, we have calculated the value of Mr. Leonard’s awards as follows:

2008 - 2010 Plan — 16,500 performance units at target, assuming a stock price of $81.84

2009 - 2011 Plan — 22,500 performance units at target, assuming a stock price of $81.84

For scenarios other than a termination related to a change in control, the award is not enhanced or accelerated by the termination event. With respect to death or disability, the award is pro-rated based on the number of months of participation in each Performance Unit Program performance cycle. The amount of the award is based on actual performance achieved, with a stock price set as of the end of the performance period, and payable in the form of a lump sum after the completion of the performance period.

(5)	In the event of retirement, disability or a termination related to a change in control, all of Mr. Leonard’s unvested stock options would immediately vest. In addition, Mr. Leonard would be entitled to exercise any outstanding options during a ten-year term extending from the grant date of the options. For purposes of this table, we assumed that Mr. Leonard exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2009, and the exercise price of each option share.

(6)	Mr. Leonard’s 100,000 restricted units vest in two installments on December 3, 2011 and December 3, 2012. Pursuant to his restricted unit agreement, any unvested restricted units will vest immediately in the event of a termination related to a change in control, in the event of the termination of his employment by Mr. Leonard for good reason, by the Company other than for cause, or by reason of his death or disability.

(7)	Pursuant to Mr. Leonard’s retention agreement, in the event of a termination related to a change in control, Mr. Leonard is not eligible to receive additional medical and dental benefits. Upon retirement Mr. Leonard would be eligible for retiree medical and dental benefits similar to those provided to Company retirees.

(8)	As of December 31, 2009, Mr. Leonard is retirement eligible and would retire rather than voluntarily resign. Given this scenario, the compensation and benefits available to Mr. Leonard under retirement are substantially the same as available with a voluntary resignation.

(9)	Under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007), in the event of a plan participant’s death, all unvested stock options would become immediately exercisable.

(10)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change in control in the Company without regard to whether their employment is terminated as a result of a change in control. The accelerated benefits in the event of a change in control are as follows:

•	All unvested stock options would become immediately exercisable; and

•	All performance units become vested (based on the assumption that all performance goals were achieved at target).

Under the terms of Mr. Leonard’s retention agreement, we may terminate his employment for cause upon Mr. Leonard’s:

•	willful and continued failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remains uncured for 30 days after receiving a written notice from our Board; or

•	willfully engaging in conduct that is demonstrably and materially injurious to us and which results in a conviction of or entrance of a plea of guilty or nolo contendere (essentially a form of plea in which the accused refuses to contest the charges) to a felony.

In the event of a change in control, Mr. Leonard may terminate his employment for good reason upon:

•	the substantial reduction or alteration in the nature or status of his duties or responsibilities;

•	a reduction in his annual base salary;

•	the relocation of his principal place of employment to a location more than 20 miles from his current place of employment;

•	our failure to pay any portion of his compensation within seven days of its due date;

•	our failure to continue in effect any compensation plan in which he participates and which is material to his total compensation, unless other equitable arrangements are made;

•	our failure to continue to provide benefits substantially similar to those that he currently enjoys under any of our pension, savings, life insurance, medical, health and accident or disability plans, or our taking of any other action which materially reduces any of those benefits or deprives him of any material fringe benefits that he currently enjoys;

•	our failure to provide him with the number of paid vacation days to which he is entitled in accordance with our normal vacation policy; or

•	any purported termination of his employment not taken in accordance with his retention agreement.

Leo P. Denault
Executive Vice President and Chief Financial Officer

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our Executive Vice President and Chief Financial Officer would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2009:

			Termination						Termination
			for Good						Related to a
Benefits and Payments	Voluntary	For	Reason or					Change in	Change in
Upon Termination(1)	Resignation	Cause	Not for Cause	Retirement(8)	Disability	Death(9)		Control(10)	Control

Severance Payment(2)	—	—	$3,202,290	—	—	—		—	$3,202,290
Performance Units:(3)
2008-2010 Performance Unit Program	—	—	$319,176	—	$319,176	$319,176		$319,176	$319,176
2009-2011 Performance Unit Program	—	—	$392,832	—	$392,832	$392,832		$392,832	$392,832
Unvested Stock Options(4)	—	—	$193,950	—	$193,950	$193,950	(9)	$193,950	$193,950
Unvested Restricted Units(5)	—	—	$1,995,120	—	$1,995,120	$1,995,120		$1,995,120	$1,995,120
COBRA Benefits(6)	—	—	$13,962	—	—	—		—	—
Medical and Dental Benefits(7)	—	—	—	—	—	—		—	$13,962
280G Tax Gross-up	—	—	—	—	—	—		—	$3,457,221

(1)	In addition to the payments and benefits in the table, Mr. Denault also would have been entitled to receive his vested pension benefits. If Mr. Denault’s employment were terminated under certain conditions relating to a change in control, he would also be eligible for early retirement benefits. For a description of these benefits, see “2009 Pension Benefits.” In addition, Mr. Denault is subject to the following provisions:

•	Retention Agreement. Mr. Denault’s retention agreement provides that, unless his employment is terminated for cause, he will be granted an additional 15 years of service under the System Executive Retirement Plan if he continues to work for an Entergy System company employer until age 55. Because Mr. Denault had not reached age 55 as of December 31, 2009, he is only entitled to this supplemental credited service and System Executive Retirement Plan supplemental benefits in the event of his death or disability.

•	System Executive Retirement Plan. If Mr. Denault’s employment were terminated for cause, he would forfeit his benefit under the System Executive Retirement Plan. In the event of a termination related to a change in control, pursuant to the terms of the System Executive Retirement Plan, Mr. Denault would be eligible for subsidized retirement (but not the additional 15 years of service) upon his separation of service even if he does not then meet the age or service requirements for early retirement under the System Executive Retirement Plan or have company permission to separate from employment.

(2)	In the event of a termination related to a change in control or a termination by Mr. Denault for good reason or by the Company not for cause, Mr. Denault would be entitled to receive pursuant to his retention agreement a lump sum severance payment equal to 2.99 times the sum of his base salary plus annual incentive, calculated at target opportunity. For purposes of this table, we have calculated the award at a 70% target opportunity and assumed a base salary of $630,000.

(3)	In the event of a termination related to a change in control, a termination by Mr. Denault for good reason or a termination by the Company other than for cause, disability or death, Mr. Denault would have been entitled to receive under the terms of his retention agreement a lump sum payment relating to his performance units. The payment is calculated as if all performance goals relating to the performance units were achieved at target level. For purposes of the table, we have calculated the value of Mr. Denault’s awards as follows:

2008 - 2010 Plan — 3,900 performance units at target, assuming a stock price of $81.84

2009 - 2012 Plan — 4,800 performance units at target, assuming a stock price of $81.84

(4)	In the event of disability or a termination related to a change in control, all of Mr. Denault’s unvested stock options would immediately vest. In addition, he would be entitled to exercise any unexercised options during a ten-year term extending from the grant date of the options. Further, pursuant to Mr. Denault’s retention agreement, in the event of a termination for good reason or other than for cause, all of Mr. Denault’s unvested stock options granted under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007) would immediately vest. For purposes of this table, we assumed that Mr. Denault exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2009, and the exercise price of each option share.

(5)	Mr. Denault’s 24,000 restricted units vest 1/3 in 2011, 1/3 in 2012 and 1/3 in 2013. Pursuant to his restricted unit agreement, any unvested restricted units will vest immediately in the event of change in control, termination related to a change in control, a termination by Mr. Denault for good reason or a termination by the Company other than for cause, disability or death.

(6)	Pursuant to his retention agreement, in the event of a termination by the Company other than cause or by Mr. Denault for good reason, Mr. Denault would be eligible to receive company-subsidized COBRA benefits for a period of 18 months.

(7)	Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Denault would be eligible to receive subsidized medical and dental benefits for a period up to 18 months.

(8)	As of December 31, 2009, compensation and benefits available to Mr. Denault under this scenario are substantially the same as available under a voluntary resignation.

(9)	Under the 2007 Equity Ownership Plan, in the event of a plan participant’s death, all unvested stock options would become immediately exercisable

(10)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change in control in the Company without regard to whether their employment is terminated as a result of a change in control. The accelerated benefits in the event of a change in control are as follows:

•	All unvested stock options would become immediately exercisable; and

•	All performance units become vested (based on the assumption that all performance goals were achieved at target)

Under the terms of Mr. Denault’s retention agreement, we may terminate his employment for cause upon Mr. Denault’s:

•	continuing failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remains uncured for 30 days after receiving a written notice from our Personnel Committee;

•	willfully engaging in conduct that is demonstrably and materially injurious to us;

•	conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime that has or may have a material adverse effect on his ability to carry out his duties or upon our reputation;

•	material violation of any agreement that he has entered into with us; or

•	unauthorized disclosure of our confidential information.

Mr. Denault may terminate his employment for good reason upon:

•	the substantial reduction in the nature or status of his duties or responsibilities;

•	a reduction of 5% or more in his base salary as in effect on the date of the retention agreement;

•	the relocation of his principal place of employment to a location other than our corporate headquarters;

•	our failure to continue to allow him to participate in programs or plans providing opportunities for equity awards, stock options, restricted stock, stock appreciation rights, incentive compensation, bonus and other plans on a basis not materially less favorable than enjoyed at the time of the retention agreement (other than changes similarly affecting all senior executives);

•	our failure to continue to allow him to participate in programs or plans with opportunities for benefits not materially less favorable than those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, disability or vacation plans at the time of the retention agreement (other than changes similarly affecting all senior executives); or

•	any purported termination of his employment not taken in accordance with his retention agreement.

Mr. Denault may terminate his employment for good reason in the event of a change in control upon:

•	the substantial reduction or alteration in the nature or status of his duties or responsibilities;

•	a reduction in his annual base salary;

•	the relocation of his principal place of employment to a location more than 20 miles from his current place of employment;

•	our failure to pay any portion of his compensation within seven days of its due date;

•	our failure to continue in effect any compensation plan in which he participates and which is material to his total compensation, unless other equitable arrangements are made;

•	our failure to continue to provide benefits substantially similar to those that he currently enjoys under any of our pension, savings, life insurance, medical, health and accident or disability plans, or our taking of any other action which materially reduces any of those benefits or deprives him of any material fringe benefits that he currently enjoys;

•	our failure to provide him with the number of paid vacation days to which he is entitled in accordance with our normal vacation policy; or

•	any purported termination of his employment not taken in accordance with his retention agreement

Mark T. Savoff
Executive Vice President, Operations

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our Executive Vice President, Operations would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2009:

			Termination						Termination
			for Good						Related to a
Benefits and Payments	Voluntary	For	Reason or Not					Change in	Change in
Upon Termination(1)	Resignation	Cause	for Cause	Retirement(6)	Disability	Death(7)		Control(8)	Control

Severance Payment(2)	—	—	—	—	—	—		—	$2,799,900
Performance Units:(3)
2008-2010 Performance Unit Program	—	—	—	—	$212,784	$212,784		$319,176	$319,176
2009-2011 Performance Unit Program	—	—	—	—	$130,944	$130,944		$392,832	$392,832
Unvested Stock Options(4)	—	—	—	—	$129,300	$129,300	(7)	$129,300	$129,300
Medical and Dental Benefits(5)	—	—	—	—	—	—		—	$23,730
280G Tax Gross-up	—	—	—	—	—	—		—	—

(1)	In addition to the payments and benefits in the table, if Mr. Savoff’s employment were terminated under certain conditions relating to a change in control, Mr. Savoff would also have been entitled to receive his vested pension benefits and he would also be eligible for early retirement benefits. For a description of these benefits, see “2009 Pension Benefits.” If Mr. Savoff’s employment were terminated for cause, he would forfeit his benefit under the System Executive Retirement Plan.

(2)	In the event of a termination related to a change in control, Mr. Savoff would be entitled to receive pursuant to the System Executive Continuity Plan a lump sum severance payment equal to three times the sum of his base salary plus annual incentive, calculated at target opportunity. For purposes of this table, we have calculated the award at a 70% target opportunity and assumed a base salary of $549,000.

(3)	In the event of a termination related to a change in control, Mr. Savoff would have been entitled to receive pursuant to the System Executive Continuity Plan a lump sum payment relating to his performance units under the Performance Unit Program. The payment is calculated as if all performance goals relating to the performance units were achieved at target level. For purposes of the table, we have calculated the value of Mr. Savoff’s awards as follows:

2008 - 2010 Plan — 3,900 performance units at target, assuming a stock price of $81.84

2009 - 2012 Plan — 4,800 performance units at target, assuming a stock price of $81.84

With respect to death or disability, the award is pro-rated based on the number of months of participation in each Performance Unit Program performance cycle. The amount of the award is based on actual performance achieved, with a stock price set as of the end of the performance period, and payable in the form of a lump sum after the completion of the performance period.

(4)	In the event of disability or a termination related to a change in control, all of Mr. Savoff’s unvested stock options would immediately vest. In addition, he would be entitled to exercise any unexercised options during a ten-year term extending from the grant date of the options. For purposes of this table, we assumed that Mr. Savoff exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2009, and the exercise price of each option share.

(5)	Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Savoff would be eligible to receive subsidized medical and dental benefits for a period up to 18 months.

(6)	As of December 31, 2009, compensation and benefits available to Mr. Savoff under this scenario are substantially the same as available under a voluntary resignation.

(7)	Under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007), in the event of a plan participant’s death, all unvested stock options would become immediately exercisable.

(8)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change in control in the Company without regard to whether their employment is terminated as a result of a change in control. The accelerated benefits in the event of a change in control are as follows:

•	All unvested stock options would become immediately exercisable; and

•	All performance units become vested (based on the assumption that all performance goals were achieved at target)

Richard J. Smith
President and Chief Operating Officer

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our President and Chief Operating Officer would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2009:

			Termination						Termination
			for Good						Related to a
Benefits and Payments	Voluntary	For	Reason or					Change in	Change in
Upon Termination(1)	Resignation	Cause	Not for Cause	Retirement(6)	Disability	Death(7)		Control(8)	Control

Severance Payment(2)	—	—	—	—	—	—		—	$3,278,535
Performance Units:(3)
2008-2010 Performance Unit Program	—	—	—	$212,784	$212,784	$212,784		$319,176	$319,176
2009-2011 Performance Unit Program	—	—	—	$130,944	$130,944	$130,944		$392,832	$392,832
Unvested Stock Options(4)	—	—	—	$150,850	$150,850	$150,850	(7)	$150,850	$150,850
Medical and Dental Benefits(5)	—	—	—	—	—	—		—	—
280G Tax Gross-up	—	—	—	—	—	—		—	—

(1)	In addition to the payments and benefits in the table, Mr. Smith also would have been eligible to retire and entitled to receive his vested pension benefits. For a description of the pension benefits available to Named Executive Officers, see “2009 Pension Benefits.” In the event of a termination related to a change in control, pursuant to the terms of the Pension Equalization Plan, Mr. Smith would be eligible for subsidized early retirement even if he does not have company permission to separate from employment. If Mr. Smith’s employment were terminated for cause, he would not receive a credited service benefit under the Pension Equalization Plan.

(2)	In the event of a termination related to a change in control, Mr. Smith would be entitled to receive pursuant to the System Executive Continuity Plan a lump sum severance payment equal to 2.99 times the sum of his base salary plus annual incentive, calculated at target opportunity. For purposes of this table, we have calculated the award at a 70% target opportunity and assumed a base salary of $645,000.

(3)	In the event of a termination related to a change in control, Mr. Smith would have been entitled to receive pursuant to the System Executive Continuity Plan a lump sum payment relating to his performance units. The payment is calculated as if all performance goals relating to the performance units were achieved at target level . For purposes of the table, we have calculated the value of Mr. Smith’s awards as follows:

2008 - 2010 Plan — 3,900 performance units at target, assuming a stock price of $81.84

2009 - 2012 Plan — 4,800 performance units at target, assuming a stock price of $81.84

With respect to death or disability, the award is pro-rated based on the number of months of participation in each Performance Unit Program performance cycle. The amount of the award is based on actual performance achieved, with a stock price set as of the end of the performance period, and payable in the form of a lump sum after the completion of the performance period.

(4)	In the event of disability or a termination related to a change in control, all of Mr. Smith’s unvested stock options would immediately vest. In addition, he would be entitled to exercise his stock options for the remainder of the ten-year term extending from the grant date of the options. For purposes of this table, we assumed that Mr. Smith exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2009, and the exercise price of each option share.

(5)	Upon retirement, Mr. Smith would be eligible for retiree medical and dental benefits. Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Smith would be eligible to receive additional medical and dental benefits similar to those provided to Company retirees.

(6)	As of December 31, 2009, Mr. Smith is retirement eligible and would retire rather than voluntarily resign. Given that scenario, the compensation and benefits available to Mr. Smith under retirement are substantially the same as available with a voluntary resignation.

(7)	Under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007), in the event of a plan participant’s death, all unvested stock options would become immediately exercisable.

(8)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change in control in the Company without regard to whether their employment is terminated as a result of a change in control. The accelerated benefits in the event of a change in control are as follows:

•	All unvested stock options would become immediately exercisable; and

•	All performance units become vested (based on the assumption that all performance goals were achieved at target)

The information in this table does not reflect the agreement we entered into with Mr. Smith in December 2009. In order to receive any payments contemplated by the agreement, the planned Spin Transaction must not occur and (i) Mr. Smith must remain employed for 24 months after a public announcement that the Spin Transaction will not occur or (ii) he must remain continuously employed in such capacity for at least six (6) months after any such public announcement and thereafter retire with the consent of our Chief Executive Officer. Neither event occurred between the date of this agreement and December 31, 2009. If these events occur, Mr. Smith will be entitled to receive a lump sum cash payment equal to 1.5 times his base salary as of the date of separation from Entergy. See “Compensation Discussion and Analysis” for a complete description of Mr. Smith’s agreement.

Gary J. Taylor
Group President, Utility Operations

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our Group President, Utility Operations would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2009:

			Termination						Termination
			for Good						Related to a
Benefits and Payments	Voluntary	For	Reason or					Change in	Change in
Upon Termination(1)	Resignation	Cause	Not for Cause	Retirement(6)	Disability	Death(7)		Control(8)	Control

Severance Payment(2)	—	—	—	—	—	—		—	$2,907,000
Performance Units:(3)
2008-2010 Performance Unit Program	—	—	—	—	$212,784	$212,784		$319,176	$319,176
2009-2011 Performance Unit Program	—	—	—	—	$130,944	$130,944		$392,832	$392,832
Unvested Stock Options(4)	—	—	—	—	$129,300	$129,300	(7)	$129,300	$129,300
Medical and Dental Benefits(5)	—	—	—	—	—	—		—	$17,659
280G Tax Gross-up	—	—	—	—	—	—		—	—

(1)	In addition to the payments and benefits in the table, if Mr. Taylor’s employment were terminated under certain conditions relating to a change in control, Mr. Taylor would also have been entitled to receive his vested pension benefits and he would also be eligible for early retirement benefits. For a description of the pension benefits available to Named Executive Officers, see “2009 Pension Benefits.” If Mr. Taylor’s employment were terminated for cause, he would not receive a benefit under the System Executive Retirement Plan.

(2)	In the event of a termination related to a change in control, Mr. Taylor would be entitled to receive pursuant to the System Executive Continuity Plan a lump sum severance payment equal to three times the sum of his base salary plus annual incentive, calculated at target opportunity. For purposes of this table, we have calculated the award at a 70% target opportunity and assumed a base salary of $570,000.

(3)	In the event of a termination related to a change in control, Mr. Taylor would have been entitled to receive pursuant to the System Executive Continuity Plan a lump sum payment relating to his performance units. The payment is calculated as if all performance goals relating to the performance units were achieved at target level for the entire performance period. For purposes of the table, we have calculated the value of Mr. Taylor’s awards as follows:

2008 - 2010 Plan — 3,900 performance units at target, assuming a stock price of $81.84

2009 - 2012 Plan — 4,800 performance units at target, assuming a stock price of $81.84

With respect to death or disability, the award is pro-rated based on the number of months of participation in each Performance Unit Program performance cycle. The amount of the award is based on actual performance achieved, with a stock price set as of the end of the performance period, and payable in the form of a lump sum after the completion of the performance period.

(4)	In the event of disability or a termination related to a change in control, all of Mr. Taylor’s unvested stock options would immediately vest. In addition, he would be entitled to exercise his stock options for a ten-year term extending from the grant date of the options. For purposes of this table, we assumed that Mr. Taylor exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2009, and the exercise price of each option share.

(5)	Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Taylor would be eligible to receive subsidized medical and dental benefits for a period up to 18 months.

(6)	As of December 31, 2009, compensation and benefits available to Mr. Taylor under this scenario are substantially the same as available under a voluntary resignation.

(7)	Under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007), in the event of a plan participant’s death, all unvested stock options would become immediately exercisable.

(8)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change in control in the Company without regard to whether their employment is terminated as a result of a change in control. The accelerated benefits in the event of a change in control are as follows:

•	All unvested stock options would become immediately exercisable; and

•	All performance units become vested (based on the assumption that all performance goals were achieved at target)

In the following sections, we provide additional information regarding certain of the scenarios described in the tables above:

Termination Related to a Change in Control

Under our System Executive Continuity Plan, our Named Executive Officers will be entitled to the benefits described in the tables above in the event of a termination related to a change in control if their employment is terminated other than for cause or if they terminate their employment for good reason, in each case within a period commencing 90 days prior to and ending 24 months following a change in control.

A change in control includes the following events:

•	The purchase of 25% or more of either our common stock or the combined voting power of our voting securities, the merger or consolidation of the Company (unless our board members constitute at least a majority of the board members of the surviving entity);

•	the merger or consolidation of the Company (unless our board members constitute at least a majority of the board members of the surviving entity;

•	the liquidation, dissolution or sale of all or substantially all of our assets; or

•	a change in the composition of our board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of our board at the end of the period.

The proposed separation of our non-utility nuclear business in a tax-free spin-off to our shareholders does not constitute a “Change in control” for purposes of the System Executive Continuity Plan.

We may terminate a Named Executive Officer’s employment for cause under the System Executive Continuity Plan if he:

•	fails to substantially perform his duties for a period of 30 days after receiving notice from our board;

•	engages in conduct that is injurious to us or any of our subsidiaries;

•	is convicted or pleads guilty to a felony or other crime that materially and adversely affects his ability to perform his duties or our reputation;

•	violates any agreement with us or any of our subsidiaries; or

•	discloses any of our confidential information without authorization.

A Named Executive Officer may terminate his employment with us for good reason under the System Executive Continuity Plan if, without his consent:

•	the nature or status of his duties and responsibilities is substantially altered or reduced compared to the period prior to the change in control;

•	his salary is reduced by 5% or more;

•	he is required to be based outside of the continental United States at somewhere other than his primary work location prior to the change in control;

•	any of his compensation plans are discontinued without an equitable replacement;

•	his benefits or number of vacation days are substantially reduced; or

•	his employment is purported to be terminated other than in accordance with the System Executive Continuity Plan.

In addition to participation in the System Executive Continuity Plan, upon the completion of a transaction resulting in a change in control of the Company, benefits already accrued under our System Executive Retirement Plan, Pension Equalization Plan and Supplemental Retirement Plan, if any, will become fully vested if the executive is involuntarily terminated without cause or terminates employment for good reason. Any awards granted under the Equity Ownership Plan will become fully vested upon a Change in control without regard to whether the executive is involuntarily terminated without cause or terminates employment for good reason.

Under certain circumstances, the payments and benefits received by a Named Executive Officer pursuant to the System Executive Continuity Plan may be forfeited and, in certain cases, subject to repayment. Benefits are no longer payable under the System Executive Continuity Plan, and unvested performance units under the Performance Unit Program are subject to forfeiture, if the executive:

•	accepts employment with us or any of our subsidiaries;

•	elects to receive the benefits of another severance or separation program;

•	removes, copies or fails to return any property belonging to us or any of our subsidiaries;

•	discloses non-public data or information concerning us or any of our subsidiaries; or

•	violates his non-competition provision, which generally runs for two years but extends to three years if permissible under applicable law.

Furthermore, if the executive discloses non-public data or information concerning us or any of our subsidiaries or violates his non-competition provision, he will be required to repay any benefits previously received under the System Executive Continuity Plan.

Termination for Cause

If a Named Executive Officer’s employment is terminated for “cause” (as defined in the System Executive Continuity Plan and described above under “Termination Related to a Change in Control”), he is generally entitled to the same compensation and separation benefits described below under “Voluntary Resignation.”

Voluntary Resignation

If a Named Executive Officer voluntarily resigns from his Entergy System company employer, he is entitled to all accrued benefits and compensation as of the separation date, including qualified pension benefits (if any) and other post-employment benefits on terms consistent with those generally available to our other salaried employees. In the case of voluntary resignation, the officer would forfeit all unvested stock options and restricted units as well as any perquisites to which he or she is entitled as an officer. In addition, the officer would forfeit, except as described below, his or her right to receive incentive payments under the Performance Unit Program or the Annual Incentive Plan. If the officer resigns after the completion of an Annual Incentive Plan or Performance Unit Program performance period, he could receive a payout under the Performance Unit Program based on the outcome of the performance cycle and could, at the Company’s discretion, receive an annual incentive payment under the Annual Incentive Plan. Any vested stock options held by the officer as of the separation date will expire the earlier of ten years from date of grant or 90 days from the last day of active employment.

Retirement

Under our retirement plans, a Named Executive Officer’s eligibility for retirement benefits is based on a combination of age and years of service. Normal retirement is defined as age 65. Early retirement is defined under the qualified retirement plan as minimum age 55 with 10 years of service and in the case of the System Executive Retirement Plan and the supplemental credited service under the Pension Equalization Plan, the consent of Entergy System company employer.

Upon a Named Executive Officer’s retirement, he is generally entitled to all accrued benefits and compensation as of the separation date, including qualified pension benefits and other post-employment benefits consistent with those generally available to salaried employees. The annual incentive payment under the Annual Incentive Plan is pro-rated based on the actual number of days employed during the performance year in which the retirement date occurs. Similarly, payments under the Performance Unit Program are pro-rated based on the actual number of days employed, in each outstanding performance cycle, in which the retirement date occurs. In each case, payments are delivered at the conclusion of each annual or performance cycle, consistent with the timing of payments to active participants in the Annual Incentive Plan and the Performance Unit Program, respectively.

Unvested stock options issued under our Equity Ownership Plan vest on the retirement date and expire ten years from the grant date of the options. Any restricted units held (other than those issued under the Performance Unit Program) by the executive upon his or her retirement are forfeited, and perquisites (other than short-term financial counseling services) are not available following the separation date.

Disability

If a Named Executive Officer’s employment is terminated due to disability, he generally is entitled to the same compensation and separation benefits described above under “Retirement,” except that restricted units may be subject to specific disability benefits (as noted, where applicable, in the tables above).

Death

If a Named Executive Officer dies while actively employed by an Entergy System company employer, he generally is entitled to the same compensation and separation benefits described above under “Retirement,” except that:

•	all unvested stock options granted prior to January 1, 2007 are forfeited;

•	vested stock options will expire the earlier of ten years from the grant date or three years following the executive’s death; and

•	restricted units may be subject to specific death benefits (as noted, where applicable, in the tables above).

2009 NON-EMPLOYEE DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

Quarterly Cash Retainer.  Each non-employee director receives a quarterly cash retainer equal to the value of 75 shares of our common stock.

Meeting Attendance Fees.  In addition to receiving a quarterly cash retainer, each non-employee director receives a fee for attending Board and Committee Meetings:

Meeting	Fee

Board Meetings	$1,500
Committee Meetings(1)
(in conjunction with Board meetings)	$1,000
Committee Meetings(1)	$2,000
(different location from Board and other committee meetings)
Telephone Meetings	One-half of applicable fees

(1)	If a director attends a meeting of a committee on which that director does not serve as a member, he or she receives one-half of the applicable fees of an attending member.

Presiding Director and Chair Cash Retainers.  In 2009, the Presiding Director received an annual cash retainer of $15,000. The chairs of the Audit Committee and Nuclear Committee each received an annual cash retainer fee of $10,000 and the chairs of each of the Personnel Committee, Corporate Governance Committee and Finance Committee received an annual cash retainer of $5,000. In January 2010, in light of the additional time commitment required of the Board Committee Chairs and the Presiding Director and general industry pay practices for similar positions, the Board approved an increase in the annual cash retainer paid to the Chairs of each of the Board Committees and the Presiding Director. The Chairs of the Audit and Nuclear Committees will receive annual cash retainer fees of $15,000, the Chairs of the Corporate Governance, Finance and Personnel Committees will receive annual cash retainer fees of $10,000 and the Presiding Director will receive annual cash retainer fee of $20,000.

Equity-Based Compensation

All non-employee directors receive two types of equity-based compensation grants: common stock and phantom units (which are the economic equivalent of one share of our common stock).

Common Stock.  Each non-employee director receives a quarterly grant of 150 shares of common stock. Directors may defer receipt of these shares subject to certain conditions as phantom units of Entergy common stock. The deferred shares are paid in cash in an amount equal to the market value of our common stock at the time of distribution. Deferred shares accrue dividend equivalents until distribution.

Phantom Units.  Under the Service Recognition Program for Outside Directors, non-employee directors are credited with 800 phantom units representing shares of common stock for each year of service on the Board. After five years, the director’s rights in the phantom units vest and he or she becomes entitled to receive, upon the conclusion of his or her service on the Board, the cash equivalent for each vested unit of one share of Common Stock on the date of the director’s retirement or separation from the Board. Phantom units accumulate dividend equivalents. In the event of a change in control (as defined in the plan) and the termination of the director’s service, the phantom units vest and become immediately payable.

Other Benefits

Non-employee directors receive $1,500 for participation in director education programs, director orientation or business sessions, inspection trips or conferences not held on the same day as a Board meeting.

The Company also reimburses non-employee directors for their expenses in attending Board and committee meetings, director education programs and other Board-related activities. The Company also purchases director and officer liability insurance, life insurance, accidental death and disability insurance and aircraft accident insurance for its non-employee directors. In addition, each non-employee director may receive at the Company’s expense an annual physical.

2009 Director Compensation Table

The table below provides information regarding non-employee director compensation for the fiscal year ended December 31, 2009:

	Fees
	Earned
	or Paid				All Other
	in Cash	Stock Awards		Option	Compensation
	($)	($)		Awards	($)	Total
Name (1)	(2)	(5)		($)	(6)	($)
(a)	(b)	(c)		(d)	(g)	(h)
						Excluding	With
		Stock	Retirement			Retirement	Retirement
		Grants(3)	Accruals(4)			Accruals	Accruals

Maureen S. Bateman	$85,225	$44,949	$59,696	—	$57,326	$187,500	$247,196
W. Frank Blount	$80,975	$44,949	$59,696	—	$59,347	$185,271	$244,967
Simon D. deBree	$41,651	$21,302	$59,696	—	$536,441	$599,613	$659,309
Gary W. Edwards	$76,725	$44,949	$59,696	—	$15,124	$136,798	$196,494
Alexis M. Herman	$71,725	$44,949	$59,696	—	$13,469	$130,143	$189,839
Donald C. Hintz	$91,725	$44,949	$59,696	—	$20,727	$157,401	$217,097
Stuart L. Levenick	$61,475	$44,949	$59,696	—	$8,231	$114,655	$174,351
Stewart C. Myers	$17,427	$10,854	$—	—	$180	$28,461	$28,461
James R. Nichols	$72,475	$44,949	$59,696	—	$62,434	$179,858	$239,554
William A. Percy, II	$83,225	$44,949	$59,696	—	$28,003	$156,177	$215,873
W.J. “Billy” Tauzin	$67,725	$44,949	$59,696	—	$6,819	$119,493	$179,189
Steven V. Wilkinson	$99,475	$44,949	$59,696	—	$15,455	$159,879	$219,575

(1)	J. Wayne Leonard, the Company’s Chairman and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Leonard as an employee of the Company is shown in the Summary Compensation table on page 30.

(2)	The amounts reported in column (b) consist of all fees earned or paid in cash for services as a director, including retainer fees, Presiding Director and Chair fees, and meeting fees, all of which are described under “Cash Compensation” above.

(3)	The amounts in this column represent the aggregate grant date fair value in accordance with accounting standards of the 150 shares of Common Stock granted on a quarterly basis to each non-employee director during 2009. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2009.

(4)	The amounts in this column represent the aggregate grant date fair value in accordance with accounting standards of retirement accruals for phantom units granted to each director. Under the Service Recognition Program for Outside Directors, each non-employee director is credited with 800 phantom units representing shares of Common Stock for each year of service on the Board. After five years, the director’s rights in the phantom units vest and the director becomes entitled to receive, upon the conclusion of service on the Board, the cash equivalent of one share of Common Stock for each vested unit on the date of the director’s retirement or separation.

(5)	As of the end of 2009, the outstanding phantom units issued under the Service Recognition Program for Outside Directors held by each of our directors were: Ms. Bateman 7,200; Mr. Blount 17,600; Mr. deBree 640; Mr. Edwards 3,031; Ms. Herman 4,800; Mr. Hintz 4,000; Mr. Levenick 3,031; Mr. Myers 0; Mr. Nichols 18,626; Mr. Percy 7,454; Mr. Tauzin 2,893; and Mr. Wilkinson 4,427. As of December 31, 2009, Mr. Hintz had 260,000 unexercised options outstanding.

(6)	The amounts in column (g) include the following perquisites: (a) Company paid physical exams, related expenses and associated tax gross up payments; (b) personal air travel and associated tax gross-up payments; (c) Company paid premiums for $25,000 life insurance and $25,000 accidental death and disability insurance; and (d) dividends accrued under the Service Recognition Program for Outside Directors. Included in column (g) for Mr. deBree is his distribution from the Service Recognition Program for Outside Directors. Mr. deBree retired from our Board in May 2009.

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each member of the Personnel Committee is an independent director. None of the Personnel Committee members has served as an officer of the Company, and none of the Company’s executive officers has served as a member of a personnel committee or board of directors of any other entity, which has an executive officer serving as a member of the Company’s Board of Directors.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 17, 2010, our records and other information available from external sources indicated that the following shareholders were the beneficial owners of more than five percent of our common stock. The information below is as reported in their filings with the SEC. We are not aware of any other beneficial owner of more than five percent of our common stock:

	Amount and Nature
Name and Address of	of Beneficial
Beneficial Owner	Ownership	Percent of Class

BlackRock Inc.(1)	10,997,361	5.8%
40 East 52nd Street New York, NY 10022
Capital World Investors(2)	15,013,784	7.9%
333 South Hope Street Los Angeles, CA 90071
FMR LLC(3)	9,597,126	5.1%
82 Devonshire Street Boston, MA 02109

(1)	Based on a Schedule 13G filed with the SEC on January 29, 2010, BlackRock, Inc. has indicted that it has sole voting power over 10,997,361 shares and sole power to dispose or to direct the disposition of 10,997,361 shares.

(2)	Based on a Schedule 13G filed with the SEC on February 12, 2010, Capital World Investors has indicted that it has sole voting power over 450,000 shares and sole power to dispose or to direct the disposition of 15,013,784 shares

(3)	Based on a Schedule 13G filed with the SEC on February 16, 2010, FMR LLC has indicted that it has sole voting power over 833,331 shares and sole power to dispose or to direct the disposition of 9,597,126.

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of our common stock and stock-based units as of December 31, 2009 for all directors and Named Executive Officers. Unless otherwise noted, each person had sole voting and investment power over the number of shares of common stock and stock-based units set forth across from his or her name.

		Options Exercisable
Name	Shares(1)	Within 60 Days	Stock Units(2)

Entergy Corporation
Maureen S. Bateman	6,700	—	7,200
W. Frank Blount	12,234	—	17,600
Leo P. Denault	7,543	276,619	—
Gary W. Edwards	800	—	4,831
Alexis Herman	3,900	—	4,800
Donald C. Hintz	7,755	260,000	5,200
J. Wayne Leonard	257,875	1,864,733	2,842
Stuart L. Levenick	2,600	—	3,031
Stewart C. Myers	138	—	—
James R. Nichols(3)	9,894	—	18,626
William A. Percy, II	2,650	—	10,754
Mark T. Savoff	831	144,800	240
Richard J. Smith	29,381	415,668	—
W. J. Tauzin	2,500	—	2,893
Gary J. Taylor	1,394	279,833	—
Steven V. Wilkinson	3,655	—	4,427
All directors and executive officers as a group (21 persons)	354,139	3,831,922	82,444

(1)	The number of shares of Entergy Corporation common stock owned by each individual and by all directors and executive officers as a group does not exceed one percent of the outstanding Entergy Corporation common stock.

(2)	Represents the balances of phantom units each executive holds under the defined contribution restoration plan and the deferral provisions of the Equity Ownership Plan. These units will be paid out in either Entergy Common Stock or cash equivalent to the value of one share of Entergy Common Stock per unit on the date of payout, including accrued dividends. The deferral period is determined by the individual and is at least two years from the award of the bonus. For our directors, the phantom units are issued under the Service Recognition Program for Outside Directors. All non-employee directors are credited with units for each year of service on the Board. In addition, Messrs. Edwards, Hintz and Percy are deferring receipt of their quarterly stock grants. The deferred shares will be settled in cash in an amount equal to the market value of our common stock at the end of the deferral period.

(3)	Excludes 4,059 shares that are owned by a charitable foundation that Mr. Nichols controls.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four independent directors. All members meet the independence criteria as defined by the NYSE. During 2009, the Audit Committee complied with its written Charter, as adopted by the Board of Directors. The Charter, which was most recently revised in May 2009, is available on Entergy’s website.

The Audit Committee is responsible for overseeing Entergy’s accounting and financial reporting processes and audits of Entergy’s financial statements. As set forth in its charter, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of management, which has primary responsibility for Entergy’s financial statements and reports, Entergy’s internal auditors, as well Entergy’s independent registered public accounting firm, Deloitte & Touche LLP (Deloitte & Touche) which is responsible for expressing an opinion on the conformity of Entergy’s audited financial statements to generally accepted accounting principles.

The Committee held 14 meetings during 2009. The meetings were designed to facilitate and encourage private communication between the Committee and management, the internal auditors, and Deloitte & Touche. During these meetings, the Committee reviewed and discussed the audited financial statements and the unaudited interim financial statements with management and Deloitte & Touche. The Committee also received and discussed written communications from both management and Deloitte & Touche regarding internal controls over financial reporting as required by the Public Company Accounting Oversight Board’s Auditing Standard No. 5, “An Audit of Internal Control over Financial Reporting that is Integrated with an Audit of Financial Statements,” and applicable SEC rules.

The discussions with Deloitte & Touche also included the matters required by the standards of the Public Company Accounting Oversight Board (United States), Statements on Auditing Standards (SAS) No. 61, “Communication with Audit Committees,” as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche its independence. Deloitte & Touche provides no internal audit services for Entergy and the Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.

Based on the above-referenced reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Entergy’s Annual Report on Form 10-K.

The Audit Committee of the Entergy Corporation Board of Directors:

Steven V. Wilkinson, Chair Maureen S. Bateman	Stuart L. Levenick James R. Nichols

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

A representative of Deloitte & Touche LLP will be present at the meeting and will be available to respond to appropriate questions by shareholders and will be given an opportunity to make a statement if the representative desires to do so.

Aggregate fees billed to Entergy Corporation and its subsidiaries for the years ended December 31, 2009 and 2008 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), which includes Deloitte Consulting were as follows:

	2009	2008

Audit Fees	$9,175,534	$10,587,151
Audit-Related Fees(a)	$892,150	$778,689

Total audit and audit-related fees	$10,067,684	$11,365,840
Tax Fees(b)	—	—
All Other Fees	—	—

Total Fees(c)	$10,067,684	$11,365,840

(a)	Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, and other attestation services.

(b)	Includes fees for tax return review and tax compliance assistance.

(c)	100% of fees paid in 2009 and 2008 were pre-approved by the Entergy Corporation Audit Committee.

Entergy Audit Committee Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee has adopted the following guidelines regarding the engagement of Entergy’s independent auditor to perform services for Entergy:

1. The independent auditor will provide the Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit related services, tax services, and all other services).

2. For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC’s rules on auditor independence prior to submission to the Audit Committee. The Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:

•	Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.

•	All other services should only be provided by the independent auditor if it is the only qualified provider of that service or if the Audit Committee specifically requests the service.

3. The Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.

4. To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Audit Committee Chair or its designee the authority to approve permissible services and fees. The Audit Committee Chair or designee will report action taken to the Audit Committee at the next scheduled Audit Committee meeting.

5. The Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Audit Committee.

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 1 —	Election of Directors

At our Annual Meeting, 12 people will be elected as members of the Board of Directors, each for a one-year term, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. The Corporate Governance Committee of the Board of Directors has nominated the 12 people listed below for election at the Annual Meeting. Each nominee is currently serving as a director of the Company.

Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors. All of the nominees have indicated that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the twelve persons recommended by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

2010 NOMINEES FOR THE BOARD OF DIRECTORS

The following pages contain information concerning each of the nominees for director, including each nominee’s age as of December 31, 2009, period served as a director, position (if any) with the Company, business experience and directorships of other publicly-owned corporations (if any).

MAUREEN SCANNELL BATEMAN Age 66 Director Since 2000

New York, New York

• Of Counsel, Butzel Long (legal services), 2007 to present

• Former General Counsel, Manhattanville College, December 2007-January 2010

• Former Partner, Holland & Knight LLP (legal services), 2004-2007

• Former Executive Vice President and General Counsel of State Street Corporation (banking and financial services for institutional investors)

• Former Managing Director and General Counsel of United States Trust Company of New York (banking trust and investment advisory services)

• Director of Evercore Trust Company

• Vice President — General of the American Irish Historical Society

• Trustee of the Gregorian University Foundation

• Director of Boston Bar Foundation

• Member of the Board of Overseers of the Boston Symphony Orchestra

• Fellow of the American Bar Association

• Trustee-Fellow of Fordham University

• Treasurer and a Director of Fordham Law Alumni Trustees

W. FRANK BLOUNT Age 71 Director Since 1987

Atlanta, Georgia

• Chairman & Chief Executive Officer of JI Ventures, Inc. (high-tech venture capital fund) since 2000

• Former Chairman & Chief Executive Officer of Cypress Communications, Inc. (in-building integrated communications supplier)

• Former Chief Executive Officer and Director of Telstra Communications Corporation (Australian telecommunications company)

• Former Group President of AT&T Inc.

• Director of Caterpillar, Inc., Alcatel-Lucent S.A., KBR, Inc.

• Member of Advisory Board of China Telecom Corporation Limited

• Board of Trustees of Georgia State University

• Former Director of Adtran, Inc. and Hanson PLC

GARY W. EDWARDS Age 68 Director Since 2005

Houston, Texas

• Presiding Director of the Board of Directors of Entergy Corporation (since October 2006)

• Former Senior Executive Vice President of Conoco Inc. (1999-2001); Former Executive Vice President of Conoco Inc. (1991-1999); Former Senior Vice President of DuPont (1991-1999)

• Director of Sunoco, Inc.

• Director of The Methodist Hospital, Houston, Texas

• Director Emeritus of Yellowstone Park Foundation

• Trustee of Kansas State University Foundation

• Former Member of Advisory Board of Compass Partners, LLP, New York (investment banking firm) (2002-2009)

• Member of Advisory Board of Theatre Under the Stars, Houston, Texas

• Former Director of Sunoco Logistics Partners LP

ALEXIS M. HERMAN Age 62 Director Since 2003

McLean, Virginia

• Chair and Chief Executive Officer of New Ventures, LLC (corporate consultants) since 2001

• Director of The Coca-Cola Company, Cummins, Inc. and MGM Mirage

• Chair, Diversity Advisory Board of Toyota Motor Sales, U.S.A., Inc.

• Former Secretary of Labor of the United States of America

• Former White House Assistant to the President of the United States of America

• Director of Xavier University of Louisiana, George Meany National Labor College, Bush-Clinton Katrina Fund, National Urban League and National Epilepsy Foundation

• Former Director of Presidential Life Insurance Company

DONALD C. HINTZ Age 66 Director Since 2004

Punta Gorda, Florida

• Former President, Entergy Corporation and Entergy Services, Inc.; former President and Chief Executive Officer of Entergy Operations, Inc.; and former President and Chief Operating Officer of System Energy Resources, Inc. (retirement commenced in 2004)

• Member of the U.S. Department of Energy’s Nuclear Energy Advisory Committee

• Former President and Vice President of the American Nuclear Society

• Director of Ontario Power Generation Inc.

• Former Director of Electric Power Research Institute Board

• Member of International Technical Advisory Board of Nuclear Electric Insurance Limited

• Chair of the Nuclear Electric Insurance Limited International Technical Advisory Committee

J. WAYNE LEONARD Age 59 Director Since 1999

New Orleans, Louisiana

• Chairman of the Board of Directors of Entergy Corporation since August 2006

• Chief Executive Officer of Entergy Corporation and Entergy Services, Inc. since 1999

• Chief Operating Officer, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc., March-December 1998

• Former President, Cinergy Capital & Trading, Inc.

• Former President, Energy Commodities Business Unit of Cinergy Corp.

• Former Group Vice President and Chief Financial Officer of Cinergy Corp.

• Director of Tidewater, Inc.

• Director of Edison Electric Institute

• Trustee of United Way of Greater New Orleans

STUART L. LEVENICK Age 56 Director Since 2005

Peoria, Illinois

• Group President and Executive Office Member of Caterpillar Inc. since 2004

• Director of W. W. Grainger, Inc., (distributes facility maintenance products)

• Director of Advisory Board, Commerce Bank, Peoria, Illinois

• Director of Heart of Illinois United Way, Peoria Illinois

• Director of U.S. Chamber of Commerce, Washington, D.C.

• Director of Association of Equipment Manufacturers, Washington, D.C.

STEWART C. MYERS Age 69 Director Since 2009

Cambridge, Massachusetts

• Robert C. Merton (1970) Professor of Financial Economics at the Massachusetts Institute of Technology Sloan School of Management

• Principal and Director of The Brattle Group (economic consulting firm) since 1991

• Co-Author, Principles of Corporate Finance

• Past President, American Finance Association

• Research Associate, National Bureau of Economic Research

JAMES R. NICHOLS Age 71 Director Since 1986

Boston, Massachusetts

• Partner, Nichols & Pratt, LLP (family trustees), Attorney and Chartered Financial Analyst

• Partner, Nichols & Pratt Advisors (registered investment adviser)

• Life Trustee of the Boston Museum of Science

WILLIAM A. PERCY, II Age 70 Director Since 2000

Greenville, Mississippi

• Chairman and Chief Executive Officer of Greenville Compress Company (commercial warehouse and real estate)

• Chairman of Enterprise Corporation of the Delta (a non-profit economic development corporation)

• Former Partner of Trail Lake Enterprises (cotton farm and gin)

W. J. “BILLY” TAUZIN Age 66 Director Since 2005

Washington, DC

• President and CEO, Pharmaceutical Research and Manufacturers of America (PhRMA) (trade association)

• Former United States Congressman for the State of Louisiana (1980-2005)

• Director of LHC Group, Inc.

• Trustee of Keck Graduate Institute

• Director of Research America

STEVEN V. WILKINSON Age 68 Director Since 2003

Watersmeet, Michigan

• Retired Audit Partner, Arthur Andersen LLP (international public accounting firm)

• Director of Cabot Microelectronics Corporation

• Director of Blackburn College

In selecting nominees for director, the Corporate Governance Committee seeks nominees who satisfy the criteria for Board membership described on page 11 and who collectively reflect a broad diversity of backgrounds and experiences in fields relevant to Board service. The Corporate Governance Committee believes that each of the foregoing nominees contributes to this diversity, enhancing the collective knowledge and capabilities of the Board and is well qualified to serve as a director of Entergy. For example, our non-employee director nominees possess deep senior executive management experience across a wide range of industries, including financial services (Ms. Bateman); communications (Mr. Blount); chemicals and oil and gas (Mr. Edwards); nuclear energy (Mr. Hintz); heavy equipment manufacturing (Mr. Levenick); and commercial real estate (Mr. Percy). Mr. Hintz also contributes his extensive knowledge of the Company gained as its former President; Ms. Bateman contributes her skills as an accomplished corporate attorney; Ms. Herman, a former United States Secretary of Labor, and Mr. Tauzin, a former Congressman and the President and CEO of a major trade association, contribute their knowledge and experience in governmental and legislative affairs; Mr. Myers, a distinguished corporate finance professor and leader in the development of modern finance theory, contributes his knowledge of corporate finance; Mr. Nichols contributes his experience as an attorney and investment adviser; and Mr. Wilkinson, a former audit partner with a major international auditing firm, contributes his knowledge of accounting and auditing. The nominees collectively also satisfy the Committee’s goal of geographical diversity, with the 12 nominees residing in 10 states and the District of Columbia. The Committee based the selection of each of its nominees on, among other things, its evaluation of the foregoing experience, qualifications, attributes and skills and its view that each nominee possesses the requisite judgment and integrity to serve with distinction on the Board of Directors.

ITEM 2 —	Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accountants for 2010

The Audit Committee annually reviews the qualifications, performance and independence of the Company’s independent auditors in accordance with regulatory requirements and guidelines and evaluates whether to change the Company’s independent auditors.

Based on this review, the Audit Committee has appointed Deloitte & Touche LLP as independent auditors to conduct the Company’s annual audit for 2010. Deloitte & Touche LLP has served as the Company’s independent auditors since 2001. Although shareholder approval is not required for the appointment of Deloitte & Touche LLP, the Board and the Audit Committee have determined that it would be desirable as a good corporate governance practice to request the shareholders to ratify the selection of Deloitte & Touche LLP as our independent auditors. Ratification requires the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the matter, represented in person or by proxy at the Annual Meeting. If the shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they wish. They will be available to respond to questions from shareholders at the meeting.

The Board of Directors and the Audit Committee recommend that the shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP.

ITEM 3 —	Approval of the Amended and Restated Entergy Corporation Executive Annual Incentive Plan

The Personnel Committee has approved and recommends that the shareholders vote for the approval of the Amended and Restated Entergy Corporation Executive Annual Incentive Plan (the “EAIP”). A copy of the EAIP is attached hereto as Annex A. The Board of Directors believes “at risk” compensation is a significant factor in motivating executive performance to increase stockholder value. The EAIP is designed to link pay and performance by providing Entergy’s officers with the opportunity to receive an annual cash award based on the achievement of pre-established performance goals.

Under Section 162(m), named executive officers’ (other than the Chief Financial Officer) compensation over $1 million is generally not deductible for United States income tax purposes. However, performance-based compensation is exempt from the deduction limit if certain requirements are met. The EAIP is structured to allow that to the extent that applicable requirements are satisfied, amounts paid under the EAIP will qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m) and the applicable regulations. Among other requirements, Section 162(m) requires shareholder approval of incentive plans and their performance measures. We are submitting the EAIP for such shareholder approval to allow awards paid under the EAIP to be deductible under Section 162(m).

At the Annual Meeting, the shareholders will vote on the approval of the EAIP. The EAIP affords flexibility in the form and payment of awards to meet changing business needs. The Board’s approval and recommendation of the EAIP follows a review and evaluation of the amendments to the existing Executive Annual Incentive Plan. A summary of the EAIP follows.

The Board of Directors recommends that the shareholders vote FOR the proposal to approve the Amended and Restated Entergy Corporation Executive Annual Incentive Plan. Proxies solicited by the Board of Directors will be voted “FOR” this proposal unless a contrary vote is specified.

SUMMARY OF THE EXECUTIVE ANNUAL INCENTIVE PLAN

Term

If approved by the shareholders, the EAIP, as amended, will be effective for grants and elections made after January 1, 2010, and will continue until terminated by the Board.

Purpose

The EAIP links pay and performance by providing Entergy’s officers with an opportunity to receive an annual cash award based upon the achievement of pre-established performance goals. The performance goals are chosen by the Personnel Committee from the list included in the EAIP and are intended to align the interests of plan participants with those of Entergy and its shareholders.

Administration

The EAIP will be administered by the Personnel Committee. Subject to the terms of the EAIP, the Personnel Committee will have the authority to determine the size, terms and conditions of awards under the EAIP, to construe and interpret the EAIP, to amend the terms and conditions of any outstanding award to the extent such terms and conditions are within the sole discretion of the Personnel Committee as provided in the EAIP, and to make all other determinations which may be necessary or advisable for administration of the EAIP.

Eligibility

All employees of Entergy or its 80% owned subsidiaries as of the last fiscal quarter of the performance period at the approximate equivalent of a corporate Vice President or higher employment level, are eligible to participate in the EAIP for that performance period. Currently, there are 70 individuals eligible to participate in the EAIP.

Amendment to Existing Executive Incentive Plan

The Executive Incentive Plan was amended to make the plan compliant with IRS Code Section 409A.

Awards Under the EAIP

Not later than 90 days after the beginning of each performance period, the Personnel Committee will select one or more performance measures, establish written performance goals with respect to each selected performance measure and determine the award opportunities for that performance period.

The performance measures may be based on any combination of corporate, division and/or individual goals. For each performance measure, the Personnel Committee will establish performance goals which will be used to determine award opportunities. For example, the Personnel Committee may establish various levels of Company pretax income as performance goals and link each such performance goal to an award opportunity. The performance measures, performance goals and award opportunities may vary among officers and from year to year. The Personnel Committee may establish minimum levels of performance goal achievement below which grants will not be made.

As soon as practicable after the end of the performance period, the Personnel Committee will assess performance to determine what payments, if any, will be made under the EAIP for each of the Company’s officers.

The EAIP provides that the total amount payable for one performance period to named executive officers in the Summary Compensation Table for the applicable period shall not exceed 1% of Entergy’s operating cash flow for the performance period and the amount payable to any one named officer under the EAIP for a performance period shall not exceed 0.5% of Entergy’s operating cash flow for the performance period.

The EAIP provides that the performance measures that may serve as determinants of an officer’s award opportunities may be based on one or any combination of the following business criteria as EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interests and taxes), net income, earnings per share, operating cash flow, cash flow, return on equity, sales, budget achievement, productivity, price of

Entergy Corporation stock, market share, total return to shareholder, return on capital, net cash flow, cash available to parent, net operating profit after taxes (NOPAT), economic value added (EVA), expense spending, O&M expense, expense, O&M or capital/kwh, capital spending, gross margin, net margin, market capitalization, market value, debt ratio, equity ratio, return on assets, profit margin, customer growth, customer satisfaction, safety or Entergy continuous improvement (ECI). The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices. The Performance Goals established by the Personnel Committee and/or the results for any Performance Period may be adjusted by the Personnel Committee to reflect capital changes and may exclude unusual or nonrecurring events, including extraordinary items, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

As provided in the EAIP, the Personnel Committee has negative discretion to reduce or eliminate any or all final grants that would otherwise be paid. However, the Personnel Committee may not exercise discretion to increase the amount otherwise payable to an officer.

In the event that changes are made to IRS Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to any award opportunities under the EAIP, the Personnel Committee may exercise such greater flexibility consistent with the terms of the EAIP without regard to the restrictive provisions of the EAIP.

Payment of Awards

Amounts due under the EAIP are payable as soon as practicable after the payment is approved by the Personnel Committee but no later than March 15th following the end calendar year for which the award was made. Subject to the terms of the Company’s Executive Deferred Compensation Plan and the 2007 Equity Ownership Plan, an officer eligible to participate in the Executive Deferred Compensation Plan and the 2007 Equity Ownership Plan may defer the receipt of some or all of the officer’s payment under the EAIP.

If during a performance period the officer ceases to be a regular, full time employee of the Company for a reason other than death, total disability or retirement, the officer’s eligibility under the EAIP shall terminate and no amounts will be paid to that officer under the EAIP. In the event a participating officer (who was an officer as of the first day of a performance period) terminates employment due to death, total disability or retirement, that officer shall be entitled to a portion of his or her potential payment, as determined by Administrative Guidelines.

Amendments

The Personnel Committee may modify, amend, suspend or terminate the EAIP at any time.

Other Matters

As discussed above, amounts that may be paid under the EAIP for fiscal 2010 and future years are dependent on the attainment of performance goals established by the Personnel Committee, as well as the Personnel Committee’s authority, subject to the terms of the EAIP, to reduce or eliminate such grants. Accordingly, the amounts, if any, that may be paid under the EAIP in the future cannot presently be determined. If the shareholders do not approve the EAIP, the Personnel Committee will review the Company’s executive compensation program in light of such vote and the principles described in the Compensation Discussion and Analysis.

OTHER INFORMATION

Shareholder Proposals for 2011 Meeting

For a shareholder proposal to be included in the proxy statement for our next annual meeting, the proposal must be received by the Company at its principal offices no later than November 17, 2010. Also, under our By-laws, shareholders must give advance notice of nominations for director or other business to be addressed at the meeting not later than the close of business on March 9, 2011 and not earlier than February 12, 2011.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, will be sent to any shareholder without charge upon written request addressed to:

Entergy Corporation
Investor Relations
P. O. Box 61000
New Orleans, Louisiana 70161

You may also obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s web site, www.sec.gov.

By order of the Board of Directors,

J. Wayne Leonard
Chairman of the Board and Chief Executive Officer
Dated: March 17, 2010

ANNEX A

EXECUTIVE ANNUAL INCENTIVE PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010)

Entergy Corporation, a Delaware corporation, hereby amends and restates its Executive Annual Incentive Plan, effective January 1, 2010 (the “Plan”), as applicable to Performance Periods beginning on or after such date. The Plan permits annual cash awards to System Management Level Employees, based on the achievement of pre-established Performance Goals. The Plan shall remain in effect until terminated as herein provided.

ARTICLE I.

PLAN PURPOSES

The purposes of the Plan are to (a) provide incentives to achieve annual goals that are within System, Business Unit and/or individual control and are considered key to the Company’s success; (b) reward performance with pay that varies in relation to the extent to which the pre-established performance goals are achieved; and (c) allow that amounts paid under the Plan to Covered Participants are “qualified performance based compensation” within the meaning of Code Section 162(m).

ARTICLE II.

DEFINITIONS

The terms defined in this Article II shall, for all purposes of this Plan, have the meanings herein specified, unless the context expressly, or by necessary implication, requires otherwise:

2.01  “Award” shall mean the actual dollar amount paid to a Participant pursuant to the Plan.

2.02  “Award Opportunity” shall mean the various levels of incentive award pay out opportunities that a Participant may earn under the Plan, as established by the Committee.

2.03  “Base Salary” shall mean, as to any specific Performance Period, the actual base salary paid by a System Company employer to a Participant as an Employee during such Performance Period. Base Salary (a) shall not be reduced by the amount, if any, of any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of a System Company or pursuant to any deferred compensation arrangements; and (b) shall be calculated exclusive of any payments under this Plan or other incentive plans, programs or arrangements, bonus payments, overtime, severance payments, or other special awards.

2.04  “Board” shall mean the Board of Directors of the Company.

2.05  “Business Unit” shall mean a division or department of a System Company, or any combination of System Companies, divisions or departments thereof.

2.06  “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations under such section.

2.07  “Committee” shall mean the Personnel Committee of the Board comprised solely of two or more outside Directors of the Board who are non-employee directors under Rule 16b-3 promulgated under the Exchange Act and successor rules, and with respect to a Covered Participant, outside directors under Code Section 162(m).

2.08  “Company” shall mean Entergy Corporation and any successor.

2.09  “Covered Participant” shall mean a Participant who is a “covered employee” as defined in Code Section 162(m), or who the Committee believes will be such a “covered employee” for a Performance Period.

2.10  “Director” shall mean a member of the Board who is not an Employee.

2.11  “Disability” shall have the meaning as defined under the Entergy Corporation sponsored group insurance plan covering disability, and determination of Disability shall be made by the insurance company providing such coverage on the date on which the Participant, whether or not eligible for benefits under such insurance plan becomes Disabled. However, in the absence of such insurance plan, the Committee shall make such determination.

2.12  “Employee” shall mean a full-time, salaried employee of a System Company. The term “Employee” shall not include a person retained as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in the Plan, even if such person is determined to be an “employee” by any governmental or judicial authority.

2.13  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and interpretive rules and regulations.

2.14  “Operating Cash Flow” shall mean the amount of operating cash flow for any given Performance Period, as determined by the Committee based on the Company’s audited financial statements and in accordance with generally accepted accounting principles.

2.15  “Participant” shall mean a System Management Level Employee of a System Company approved for participation by the Committee.

2.16  “Performance Goals” shall mean the goals established by the Committee, against which a Participant’s performance shall be measured to determine if an Award is payable under the Plan.

2.17  “Performance Period” shall mean the Plan Year, or such other period as may be established by the Committee, during which time the performance of Participants shall be measured.

2.18  “Plan” shall mean this Executive Annual Incentive Plan, as amended and restated, or if hereafter amended or supplemented, as so amended or supplemented.

2.19  “Plan Year” shall mean the calendar year.

2.20  “Retirement” shall mean retirement directly from the service of a System Company in accordance with the terms of the Entergy Corporation sponsored qualified defined benefit pension plan in which the Participant participates and where the Participant immediately thereafter commences retirement income benefits under such plan.

2.21  “Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation.

2.22  “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

2.23  “System” shall mean the Company and all System Companies and any successors thereto.

2.24  “System Company” shall mean (a) the Company, (b) any corporation 80% or more of whose stock (based on voting power) or value is owned directly or indirectly by the Company; and (c) any partnership or trade or business which is eighty percent (80%) or more controlled, directly or indirectly, by Company and any successor thereto.

2.25  “System Management Level” shall mean the applicable management level set forth below:

a. System Management Level 1 (Chief Executive Officer);

b. System Management Level 2 (Presidents and Executive Vice Presidents within the System);

c. System Management Level 3 (Senior Vice Presidents within the System); and

d. System Management Level 4 (Vice Presidents within the System).

2.26  “Target Award Level” shall mean the target Award Opportunity, as established by the Committee, intended to reward performance at the targeted level.

ARTICLE III.

CONSTRUCTION

3.01  Gender and Number.  The masculine pronoun whenever used in the Plan shall include the feminine. Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require. Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

3.02  Captions.  The captions to the articles and sections of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

3.03  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

3.04  Controlling Law.  The Plan and all related documents shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

3.05  No Right to Employment.  This Plan does not confer nor shall be construed as creating an express or implied contract of employment between any Participant and any System Company or other party. Nothing in the Plan shall interfere with or limit in any way the right of any System Company employer to terminate any Employee’s System employment at any time, nor confer upon any Employee any right to continue in the employ of any System Company employer.

ARTICLE IV.

ELIGIBILITY AND PARTICIPATION

4.01  Eligibility.  In order to be eligible to participate in the Plan for a Performance Period, an individual must be (a) an Employee; (b) employed by a System Company before the commencement of the last quarter of the Performance Period or employed by a System Company for a minimum of 3 months during such Performance Period; (c) physically worked at least one business day during such Performance Period; and (d) employed at a System Management Level on the last day of the Performance Period, except in the event of certain status changes including, but not limited to, death, Disability and Retirement during such Performance Period (which shall be addressed by administrative guidelines implemented by Company’s Senior Vice-President, Human Resources & Administration).

4.02  No Right to Participation.  No Employee shall have a right to participate in the Plan, regardless of prior participation in the Plan.

4.03  Participants.  Prior to, or within the first 90 days of, the commencement of each Performance Period, the Committee shall approve Participants from those Employees meeting the eligibility requirements of the Plan, considering such factors as the degree to which the Employee is responsible for establishing the strategic direction of the Company and/or Business Units, executing tactical action plans, or achievement of bottom line results.

4.04  Status Change During Performance Period.  No Awards shall be payable to an individual who, prior to the end of the Performance Period, separates from employment for reasons other than death, Retirement or Disability. In the event, during a Performance Period, of a Participant’s promotion to a System Management Level, promotion or demotion among System Management Levels, death, Disability or Retirement, eligibility for Awards shall be determined pursuant to administrative guidelines implemented pursuant to this Plan by the Company’s Senior Vice-President, Human Resources & Administration and the Participant’s Award (if any) will be paid: (a) if the Performance Goals are satisfied in accordance with the terms of the Plan; and (b) at the same time that Awards are paid to Participants who do not have such a separation from employment or change in status.

ARTICLE V.

DETERMINATION OF AWARDS

5.01  Timing of Performance Goals.  For each Performance Period, the Committee shall establish, in writing, System, Business Unit and/or individual ranges of attainment of Performance Goals for the Performance Period: provided, however, that with respect to Covered Participants, such Performance Goals for the Performance Period shall be established no later than 90 days after the commencement of each Performance Period (provided the outcome of the Performance Goals are substantially uncertain at the time established) or such later date as may be permitted under Code Section 162(m).

5.02  Performance Goals.  The following provisions shall apply to the establishment of Performance Goals for any Performance Period:

a. Each Performance Goal range shall include a level of performance at which one hundred percent (100%) of the Target Award Level may be earned.

b. Each range shall include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Award Level may be earned.

c. Subject to Section 5.05 herein, the Committee may establish Performance Goals based on one or any combination of the following business criteria: EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interests and taxes), net income, earnings per share, operating cash flow, cash flow, return on equity, sales, budget achievement, productivity, price of Entergy Corporation stock, market share, total return to shareholder, return on capital, net cash flow, cash available to parent, net operating profit after taxes (NOPAT), economic value added (EVA), expense spending, O&M expense, expense, O&M or capital/kwh, capital spending, gross margin, net margin, market capitalization, market value, debt ratio, equity ratio, return on assets, profit margin, customer growth, customer satisfaction, safety or Entergy continuous improvement (ECI). The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices. The Performance Goals established by the Committee and/or the results for any Performance Period may be adjusted by the Committee to reflect capital changes and may exclude unusual or nonrecurring events, including extraordinary items, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

d. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may deem necessary to comply with the Code Section 162(m).

5.03  Award Opportunities.  For each Performance Period, the Committee shall establish in writing Award Opportunities that correspond to various levels of achievement of the pre-established Performance Goals, such that the level of achievement of the pre-established Performance Goals at the end of the Performance Period shall determine the Awards; provided, however, that with respect to Covered Participants, such Award Opportunities shall be established no later than 90 days after the commencement of each Performance Period (provided the outcome of the Performance Goals to which the Award Opportunities relate are substantially uncertain at the time established). The established Award Opportunities may vary in relation to the System Management Level of each Participant or among Participants at the same System Management Level. Except as provided in Section 5.05, Award Opportunities for Participants shall be established as a function of each Participant’s Base Salary. The Committee may establish minimum levels of Performance Goal achievement, below which no Participant shall receive an Award.

5.04  No Mid-Year Changes in Award Opportunities.  Except as provided in 5.05 herein, each Participant’s Award shall be based exclusively on the Award Opportunities established by the Committee pursuant to Section 5.03.

5.05  Potential Modifications.  In the event that changes are made to Code Section 162(m) or the regulations thereunder (or their interpretation) to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the Plan and, to the extent of such changes, without regard to otherwise applicable restrictive provisions of the Plan.

5.06.  Determination of Awards.  Following the completion of each Performance Period, if the Performance Goals established by the Committee for that Performance Period were met, the Committee shall certify in writing prior to payment of Awards that the Performance Goals for such Performance Period were satisfied. Awards under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant, as certified by the Committee. Approved minutes of the Committee may be used for this purpose.

5.07  Computation of Awards.  Awards shall be computed and paid based on the attainment of the pre-established Performance Goals. With respect to a Performance Period, funding for Awards to Covered Participants shall not exceed 1% of Operating Cash Flow during such Performance Period. In addition, with respect to a Performance Period, no more than .5% of Operating Cash Flow during such Performance Period shall be allocated to a single Covered Participant. Amounts in excess of the limits set forth in this Section 5.07 shall be disallowed and shall not be carried over for payment to Covered Participants in a subsequent Performance Period.

5.08  Award Adjustments.  The Committee shall have the discretion to reduce or eliminate the amount of a Participant’s Award otherwise payable under the Plan. The Committee shall have no discretion to increase any Award to a Covered Participant.

ARTICLE VI.

PAYMENT OF AWARDS

6.01  Timing and Form of Payment.  No Participant shall be vested in Awards, nor Awards made, prior to the end of the applicable Performance Period and approval of the Award by the Committee. Unless a deferral election is made by a Participant pursuant to Section 6.02, to the extent a Participant has a “legally binding right” (within the meaning of Code Section 409A) to his Award, such Award shall be paid in cash as soon as practicable after, and no later than March 15th following the end of the calendar year in which the Award is no longer subject to a “substantial risk of forfeiture” (within the meaning of Code Section 409A).

6.02  Voluntary Deferral of Awards.  A Participant may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of any deferred compensation plan sponsored by the Company or by any System Company under which such deferral is permitted provided such deferral election and the deferred compensation plan under which such deferral election is made, are both in compliance with the requirements of Code Section 409A and the regulations thereunder.

ARTICLE VII.

ADMINISTRATION

7.01  Committee Authority.  The Plan shall be administered by the Committee, which, in addition to the other powers set forth herein, shall have the full power, subject to, and within the limits of the Plan, to:

a. make all determinations and interpretations and approve all rules as may be necessary or advisable for the administration of the Plan, including, but not limited to, those necessary to resolve any ambiguities with respect to any of the terms and provisions of the Plan;

b. exercise all powers and perform such acts in connection with the Plan as are deemed necessary or appropriate to promote the best interests of the System;

c. determine the size and types of Award Opportunities and Awards;

d. determine the terms and conditions of Award Opportunities in a manner consistent with the Plan;

e. construe and interpret the Plan and any agreement or instrument entered into under the Plan;

f. establish, amend or waive rules and regulations for the Plans administration; and

g. subject to the provisions of Article V, amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan.

7.02  Authorized Agents.  The Committee may authorize one or more of its members or any officer of the Company, to execute and deliver documents on behalf of the Committee, including administrative guidelines for this Plan.

7.03  Binding Decisions.  All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

7.04  Effect of Code Section 409A.  To the extent that any Award under this Plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Section 409A of the Code, the terms and administration of such Award shall comply with the provisions of such Section and Treasury Regulations issued thereunder, and, to the extent necessary, shall be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be or become subject to Code Section 409A, the Company may adopt such amendments to the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exclude or exempt the Plan from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect toe the Award, or (ii) comply with the requirements of Code Section 409A.

ARTICLE VIII.

AMENDMENT AND TERMINATION

8.01  The Committee may amend, suspend, or terminate the Plan or any portion thereof at any time; provided, if exemption from Code Section 162(m) deduction limits is to be continued, such amendment is made with shareholder approval if shareholder approval is necessary to comply with any tax, regulatory or exchange requirement, including for these purposes, the requirements for the performance-based compensation exception under Code Section 162 (m).

ARTICLE IX.

MISCELLANEOUS

9.01  Nontransferability.  No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge and bankruptcy. In the event of a Participant’s death, any payment to which the Participant may be entitled shall be made to the Participant’s estate.

9.02.  Tax Withholding.  A System Company shall have the right to deduct from all payments under the Plan any foreign, federal, state or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Award may be deferred under Article VI, a System Company may require that the Participant pay or agree to withholding for any foreign, federal, state or local income or other taxes which may be imposed on any amount deferred.

9.03  Non-uniform Determinations.  The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount, and timing of such payments, the terms and provisions of such payments, and the agreement evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated.

9.04  Interaction with Other Plans.  Payments under the Plan shall not constitute earnings for the purposes of any other plans, unless so specified in such plan.

9.05  No Funding.  A System Company shall have no obligation to reserve or otherwise fund in advance any amounts that are, or may in the future become, payable under this Plan. Any funds, which a System Company acting in its sole discretion determines to reserve for future payments under this Plan, may be commingled with other funds of the System Company and need not in any way be segregated from other assets or funds held by the System Company.

9.06  Successors.  All obligations of a System Company under the Plan shall be binding upon and inure to the benefit of any successor of such System Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the System Company.

9.07  Other Plans.  Nothing contained in this Plan shall prevent the Committee or the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

ENTERGY CORPORATION 639 LOYOLA AVENUE NEW ORLEANS, LA 70113 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M21013-P93041 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ENTERGY CORPORATION The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors 1a. M. S. Bateman 1b. W. F. Blount 1c. G. W. Edwards 1d. A. M. Herman 1e. D. C. Hintz 1f. J. W. Leonard 1g. S. L. Levenick 1h. S. C. Myers 1i. J. R. Nichols 1j. W. A. Percy, II 1k. W. J. Tauzin 1l. S. V. Wilkinson For Against Abstain 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2. Ratification of Selection of Deloitte & Touche LLP as independent registered public accountants for 2010. 3. Approval of the Amended and Restated Entergy Corporation Executive Annual Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain 0 0 0 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Date Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com. M21014-P93041 ENTERGY CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS, MAY 7, 2010 The undersigned hereby appoints J. Wayne Leonard, Gary W. Edwards and Alexis M. Herman, jointly and severally, as attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Entergy Corporation that the undersigned is entitled in any capacity to vote if personally present at the 2010 Annual Meeting of Shareholders to be held on May 7, 2010, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting their shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.